EXHIBIT 4.5

CENVEO 401(k) SAVINGS AND RETIREMENT PLAN

As Amended and Restated Effective January 1, 2009

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	6.7	Distributions Required by a Qualified Domestic Relations Order	13
	6.8	Withdrawals by Certain Former Participants in Other Plans	13
			17
ARTICLE 7.		LOANS TO PARTICIPANTS	13
	7.1	In General	13
	7.2	Rules and Procedures	13
	7.3	Maximum Amount of Loan	13
	7.4	Minimum Amount of Loans; Limit on Number of Loans	14
	7.5	Credit Agreement; Security; Interest	14
	7.6	Repayment	14
	7.7	Severance From Employment	14
	7.8	Default	14
	7.9	Credit Agreement as Trust Asset	14
	7.10	Nondiscrimination	15
	7.11	Designation of Accounts	15
			1919
ARTICLE 8.		BENEFITS UPON DEATH OR SEVERANCE FROM EMPLOYMENT	15
	8.1	Severance from Employment for Reasons Other Than Death	15
	8.2	Time of Distributions	15
	8.3	Distribution of Small Benefits.	16
	8.4	Amount of Distribution.	16
	8.5	Distribution After a Participant’s Death.	16
	8.6	Designation of Beneficiary.	17
	8.7	Direct Rollovers of Eligible Distributions.	18
			26
ARTICLE 9.		ADMINISTRATION	20
	9.1	Administrator	20
	9.2	Administrative Committee	20
	9.3	Administrator’s Duties and Responsibilities	20
	9.4	Power and Authority	21
	9.5	Availability of Records	21
	9.6	No Action with Respect to Own Benefit	21
	9.7	Delegation	21
	9.8	Effect of Interpretation or Determination	22
	9.9	Reliance on Tables, etc	22
	9.10	Claims and Review Procedures	22
	9.11	Indemnification of Administrator and Investment Committee	22
	9.12	Annual Report	22
			29
ARTICLE 10.		AMENDMENT AND TERMINATION	22
	10.1	Amendment	22
	10.2	Termination	22
	10.3	Distributions upon Termination of the Plan	23
	10.4	Merger or Consolidation of Plan; Transfer of Plan Assets	23
	10.5	Plan-To-Plan Transfers and Distribution Restriction	23
			30
ARTICLE 11.		LIMITS ON CONTRIBUTIONS	23
	11.1	Code Section 404 Limits	23
	11.2	Code Section 415 Limits.	23
	11.3	Code Section 402(g) Limits.	24
	11.4	Code Section 401(k)(3) Limits.	26
	11.5	Code Section 401(m)(2) Limits	28
			38
ARTICLE 12.		SPECIAL TOP-HEAVY PROVISIONS	29
	12.1	Provisions to Apply	29
	12.2	Minimum Contribution	29

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	12.3	Definitions	30
			43
ARTICLE 13.		MISCELLANEOUS	32
	13.1	Exclusive Benefit Rule	32
	13.2	Limitation of Rights	32
	13.3	Nonalienability of Benefits	33
	13.4	Adequacy of Delivery	33
	13.5	Reclassification of Employment Status	33
	13.6	Governing Law	33
			44
ARTICLE 14.		DEFINITIONS	33
	14.1	“ADP Test”	33
	14.2	“Account”	33
	14.3	“Actual Deferral Ratio”	33
	14.4	“Administrator”	33
	14.5	“Affiliated Employer”	33
	14.6	“Applicable Contribution Rate”	34
	14.7	“Bargaining Unit Employee”	34
	14.8	“Beneficiary”	34
	14.9	“Business Day”	34
	14.10	“CBA”	34
	14.11	“Catch-Up Contribution”	34
	14.12	“Cenveo Common Stock”	34
	14.13	“Code”	34
	14.14	“Company”	34
	14.15	“Compensation”	34
	14.16	“Compensation Reduction Authorization”	35
	14.17	“Disability”	35
	14.18	“Differential Wage Payment”	35
	14.19	“Elective Contribution”	35
	14.20	“Elective Contribution Account”	35
	14.21	“Eligible Employee”	35
	14.22	“Employee”	35
	14.23	“Entry Date”	35
	14.24	“ERISA”	36
	14.25	“ESOP Account”	36
	14.26	“Excess Contributions”	36
	14.27	“Excess Deferrals”	36
	14.28	“Gap Period”	36
	14.29	“Highly Compensated Employee”	36
	14.30	“Highly Compensated Group”	36
	14.31	“Hour of Service”	36
	14.32	“Investment Committee”	37
	14.33	“Investment Manager”	37
	14.34	“Leased Employee”	37
	14.35	“Matching Contribution”	37
	14.36	“Matching Contribution Account”	37
	14.37	“Nonhighly Compensated Employee”	37
	14.38	“Nonhighly Compensated Group”	37
	14.39	“Normal Retirement Age”	38
	14.40	“Participant”	38
	14.41	“Participating Employer”	38
	14.42	“Period of Service”	38
	14.43	“Plan”	38
	14.44	“Plan Year”	38
	14.45	“Predecessor Employer”	38

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14.46	“Profit Sharing Contribution”	38
14.47	“Profit Sharing Contribution Account”	38
14.48	“Qualified Domestic Relations Order”	38
14.49	“Qualified Military Service”	39
14.50	“Qualified Nonelective Contribution”	39
14.51	“QNEC Account”	39
14.52	“Regulation”	39
14.53	“Representative Contribution Rate”	39
14.54	“Required Beginning Date”	39
14.55	“Rollover Contribution”	39
14.56	“Rollover Contribution Account”	39
14.57	“Severance from Employment”	39
14.58	“Trust”	39
14.59	“Trustee”	39
14.60	“Union 401(k) Plan”	39
14.61	“Valuation Date”	39
14.62	“Year of Service for Participation”	40
14.63	“Year of Service for Vesting”	40

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APPENDIX A	Appendix A-1
SCHEDULE A	Schedule A-1
SCHEDULE B	Schedule B-1
SCHEDULE B-1	Schedule B-1-1
SCHEDULE B-2	Schedule B-2-1
SCHEDULE B-3	Schedule B-3-1
SCHEDULE B-4	Schedule B-4-1
SCHEDULE B-5	Schedule B-5-1
SCHEDULE B-6	Schedule B-6-1
SCHEDULE B-7	Schedule B-7-1
SCHEDULE B-8	Schedule B-8-1
SCHEDULE B-9	Schedule B-9-1
SCHEDULE B-10	Schedule B-10-1
SCHEDULE C	Schedule C-1

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ARTICLE 1.
INTRODUCTION

1.1 Qualification and Purpose.  The Cenveo 401(k) Savings and Retirement Plan (the “Plan”) and its related trust (the “Trust”) are intended to qualify as a profit sharing plan and trust under Code Sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code Section 401(k).  The Plan is intended to constitute a plan described in ERISA Section 404(c).  The provisions of the Plan and Trust shall be construed and applied accordingly.  The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code Sections and Title I of ERISA.

1.2 Rights Under Plans.  The rights of participants in this Plan or any plan which has been merged into this Plan, who ceased to be employed by the applicable employer prior to January 1, 2009, and have not thereafter been reemployed by an Affiliated Employer, and the rights of their Beneficiaries, shall be determined in accordance with the terms of the applicable plan at the time they ceased to be employed.

1.3 Defined Terms.  All capitalized terms used in the following provisions of the Plan have the meanings given them under Article 14 hereof.

1.4 Historical Statement.

(a) The original effective date of the Plan is March 1, 1994.

(b) The Plan was amended and restated effective as of December 1, 1999, to reflect, among other things, changes in law made by the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, Regulations and other IRS guidance.

(c) The Plan was amended several times after the December 1, 1999, restatement of the Plan (and before this restatement), including the following amendments:  (i) the Fourth Amendment amended the Plan to reflect the Economic Growth and Tax Reconciliation Relief Act of 2001 (“EGTRRA”); (ii) an amendment to the Plan adopted on December 31, 2003, amended the Plan to reflect final Regulations under Code Section 401(a)(9); (iii) the Tenth Amendment to the Plan amended the Plan to provide for automatic enrollment of employees hired after 2003 who do not affirmatively elect not to participate in the Plan; (iv) the Twelfth Amendment to the Plan changed (among other things) the name of the Plan to the “Cenveo 401(k) Savings and Retirement Plan”; and (v) the Eighteenth Amendment to the Plan amended the Plan to reflect the automatic rollover provisions of Code Section 401(a)(31)(B).

(d) Effective August 2, 2004, certain account balances of participants in the Mail-Well Employee Stock Ownership Plan (the “ESOP”) were merged into this Plan.  Separate subaccounts were established in this Plan for each Participant to maintain the benefits of each Participant who had an account balance transferred from the ESOP.  Effective as of the date of the merger, Participants were allowed to diversify 100% of their account balances transferred from the ESOP into any of the investment options under the Plan.  Additionally, the right to receive an in-kind distribution in stock, as permitted under the ESOP, was extended to all Cenveo Common Stock under the Plan effective as of the date of the merger.  The Fifteenth Amendment amended the Plan, including Schedule B hereto, to reflect such merger.

(e) Effective December 1, 2004, the Valco Graphics, Inc. Salary Deferral Plan and Trust merged into the Plan, and the Fourteenth Amendment to the Plan amended Schedule B hereto, to reflect such merger.

(f) Effective February 6, 2006, the Apico Corporation of Gerard Profit Sharing Plan merged into the Plan, and the Sixteenth Amendment to the Plan amended Schedule B hereto to reflect such merger.

(g) Effective November 1, 2006, the assets of certain account balances under the Pfingsten Partners 401(k) Plan were transferred to the Plan, and the Eighteenth Amendment to the Plan amended Schedule B hereto to reflect such transfer.

(h) Effective July 1, 2007, the Printegra Corporation 401(k) Plan merged into the Plan, and the Twenty-First Amendment to the Plan amended Schedule B hereto to reflect such merger.

(i) Effective July 1, 2007, the Valco Graphics, Inc. Salary Deferral Plan & Trust (for Collectively Bargained Employees) merged into the Plan, and the Twenty-Third Amendment to the Plan amended Schedule B hereto to reflect such merger.

(j) Effective August 1, 2007, the Cadmus Thrift Savings Plan merged into the Plan, and the Twenty-Fourth Amendment to the Plan amended the Plan, including Schedule B hereto, to reflect such merger.

(k) Effective March 31, 2008, the Madison/Graham ColorGraphics, Inc. & Affiliated Corporation Employee’s Retirement Plan merged into the Plan, and the Twenty-Fifth Amendment to the Plan amended Schedule B hereto to reflect such merger.

(l) Effective June 13, 2008, the Cenveo 401(k) Savings and Retirement Plan for Union Employees merged into the Plan, and the Twenty-Sixth Amendment to the Plan amended the Plan to reflect such merger.

(m) Effective December 9, 2008, the Commercial Envelope Manufacturing Company 401(k) Plan merged into the Plan, and the Twenty-Seventh Amendment to the Plan (adopted December 5, 2008) amended Schedule B hereto to reflect such merger.

(n) The Twenty-Seventh Amendment to the Plan (adopted December 30, 2008) amended the Plan to reflect final Regulations under Code Sections 401(k), 401(m), and 415.

(o) This document amends and restates the Plan to (i) provide for the appointment of the Administrative Committee to serve as Administrator, (ii) provide for the appointment of the Investment Committee to select the investment funds offered hereunder and appoint investment managers hereunder, (iii) reflect the changes to the Code plan qualification requirements made by the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Tax Act of 2008, (iv) change the method for calculating eligibility service under the Plan from the hours of service method to the elapsed time method, (v) provide for an annual discretionary Profit Sharing Contribution, which if made, will be allocated among the Profit Sharing Contribution Accounts of certain Eligible Employees in proportion to their Compensation, (vi) provide for the suspension of loan payments by Participants who are on qualified military leave, (vii) provide that, for purposes of determining eligibility for a mandatory cashout distribution, a Participant’s Rollover Contributions will be counted in determining the value of a Participant’s Accounts, (viii) provide that, upon the death of a Participant prior to distribution of his Accounts, distribution of his Accounts shall be made in a single sum as soon as practicable after his death, and (ix) make other technical, clarifying and conforming changes.  This amendment and restatement is effective January 1, 2009, except as otherwise provided herein.

ARTICLE 2.
ELIGIBILITY AND PARTICIPATION

2.1 Eligibility to Participate.

(a) Participation on Effective Date.  Any Employee who was a Participant in the Plan on December 31, 2008, and is an Eligible Employee on January 1, 2009, shall be a Participant in the Plan on such date.

(b) Employees Other Than Bargaining Unit Employees.  Except as otherwise provided in Schedule B hereto, any Employee who is not described in (a) above and is not a Bargaining Unit Employee shall become an Eligible Employee on the Entry Date coinciding with or next following the date on which the Employee completes the following service requirement, provided that he or she is an Employee on such Entry Date:

(i)
If the Employee is classified by his or her Participating Employer as an Employee expected to work at least 1,000 Hours of Service in a Plan Year, the service requirement shall be the completion of a Period of Service of 30 days.

(ii)
If the Employee is not classified by his or her Participating Employer as an Employee expected to work at least 1,000 Hours of Service in a Plan Year, the service requirement shall be the completion of (A) one Year of Service for Participation, for periods prior to January 1, 2010, or (B) a Period of Service of at least 12 months, for periods after December 31, 2009.

(c) Bargaining Unit Employees.

(i)
Except as otherwise provided in Schedule B hereto or the applicable CBA, a Bargaining Unit Employee who is not described in (a) above shall become an Eligible Employee on the Entry Date coinciding with or next following the date on which he or she completes a (A) one Year of Service for Participation, for periods prior to January 1, 2010, or (B) a Period of Service of at least 12 months, for periods after December 31, 2009, provided that he or she is an Employee on such Entry Date.

(ii)	Notwithstanding (c)(i) above, any Bargaining Unit Employee who was a participant in the Union 401(k) Plan on June 17, 2008, and is an Employee on June 18, 2008, shall be a Participant on such date.

(d) Service with Prior Employers.  Except as otherwise provided in Schedule B, in the event the Company acquires a business of another employer, through an acquisition of either assets or stock, an Employee who was employed by such other employer immediately prior to such acquisition shall not have his or her prior service with such other employer taken into account for purposes of this Section 2.1.

2.2 Participation.

(a) General.  Subject to (b) and (c) below, an Eligible Employee may elect to become a Participant by completing and filing with the Administrator a Compensation Reduction Authorization in which the Eligible Employee authorizes his or her Participating Employer to reduce his or her Compensation each pay period and make Elective Contributions to the Plan on the Eligible Employee’s behalf.  Elective Contributions for any pay period in a Plan Year shall not be less than 1%, nor exceed 50%, of the Participant’s Compensation for such pay period, and such amounts shall be in whole percentages only.

(b) Automatic Enrollment.   Except as otherwise provided in Schedule B hereto or any applicable CBA, an Employee of a Participating Employer whose employment commencement date is on or after December 1, 2006, who neither enters into a Compensation Reduction Authorization nor affirmatively elects to make no Elective Contributions, shall be deemed to have entered into a Compensation Reduction Authorization to reduce that Employee's Compensation by an amount equal to 4% of that Employee's Compensation effective as of the first pay period beginning after 60 days after the date such Employee becomes an Eligible Employee.  The Administrator shall provide each Employee who is or could be deemed to have made a Compensation Reduction Authorization with a notice (i) explaining that failure, within a specified period of time, to either enter into a Compensation Reduction Authorization or affirmatively elect to make no Elective Contributions will cause the Employee's Compensation to be automatically reduced as described above, (ii) describing the procedure for entering into a Compensation Reduction Authorization and affirmatively electing to make, or not to make, Elective Contributions, (iii) explaining the automatic increases in an Eligible Employee’s Elective Contributions, as described in (c) below, and (iv) how automatic Elective Contributions will be invested hereunder.

(c) Automatic Increase in Elective Contributions.  Subject to the prohibition on Elective Contributions under the hardship withdrawal provision in Section 6.1(d) hereof and except as otherwise provided in Schedule B hereto or any applicable CBA, unless a Participant elects to have a specified percentage of his or her Compensation reduced (an “Elective Contribution Percentage”) each year by completing a Compensation Reduction Authorization, each Participant with an Elective Contribution Percentage of at least 1% but not more than 7% shall be automatically increased by 1% each year until the Participant's Elective Contribution Percentage is at 8%.  The effective date of each such automatic increase shall be on January 1 of the respective Plan Year, or on such other date as the Administrator shall determine depending on whether the Participant is subject to (b) above, and whether the Participant previously elected to participate in a program providing for automatic increases to the Participant's Elective Contribution Percentage.  As of the effective date of an automatic increase in a Participant's Elective Contribution Percentage (or thereafter), a Participant may change the date of any future automatic increases to the Participant's Elective Contribution Percentage, or revoke such election in accordance with Section 2.3 hereof.

(d) Participation upon Profit Sharing Contribution Allocation.  Each Eligible Employee who does not become a Participant under (a) or (b) above shall become a Participant on the date as of which his or her Participating Employer makes a Profit Sharing Contribution, if any, on his or her behalf pursuant to Section 3.3 hereof.

2.3 Form and Manner of Contribution Reduction Authorization.

(a) Form.  Each Compensation Reduction Authorization shall be in a form (which may be telephonic or electronic) prescribed or approved by the Administrator and may be entered into as of any Business Day upon such prior notice as the Administrator may prescribe.

(b) Effective Date.  A Compensation Reduction Authorization shall be effective with respect to Compensation that an Eligible Employee could otherwise elect to receive in cash and that is not payable until after the effective date of the Compensation Reduction Authorization.

(c) Change or Revocation.  A Compensation Reduction Authorization may be changed or revoked by an Eligible Employee at any time, upon such prior notice as the Administrator may prescribe.  An Eligible Employee who revokes a Compensation Reduction Authorization may enter into a new Compensation Reduction Authorization as of any subsequent Business Day upon such prior notice as the Administrator may prescribe.  Any change in or revocation of a Compensation Reduction Authorization, or new Compensation Reduction Authorization, made pursuant to this Section shall be effective as soon as reasonably practicable following the next payroll period.

(d) Frequency of Election.  Notwithstanding (a) through (c) above, the Administrator shall provide an Eligible Employee with an effective opportunity to make or change a Compensation Reduction Authorization at least once during each Plan Year.

2.4 Duration and Participation.  An Eligible Employee who has become a Participant under the Plan shall remain a Participant for as long as an Account is maintained hereunder for his or her benefit, or until his or her death, if earlier.  Notwithstanding the preceding sentence and unless otherwise expressly provided for hereunder, no Contribution shall be made with respect to a Participant who is not an Eligible Employee.  If an employee of an Affiliated Employer becomes an Employee, such Employee shall become an Eligible Employee on the first Entry Date thereafter on which he or she has satisfied the requirements of Section 2.1 hereof taking into consideration his service as an employee with the Affiliated Employer.  A Participant or former Participant who is reemployed as an Employee shall again become eligible to make Elective Contributions on the first Entry Date on or after reemployment.

ARTICLE 3.
CONTRIBUTIONS

3.1 Elective Contributions.  On behalf of each of its Eligible Employees for whom a Compensation Reduction Authorization is, or is deemed to be, in effect, for any pay period, a Participating Employer shall contribute to the Trust, as an Elective Contribution, an amount equal to the amount by which the Eligible Employee’s Compensation for the pay period is reduced pursuant to the Compensation Reduction Authorization.

3.2 Matching Contributions.

(a) Eligible Employees Who Are Not Bargaining Unit Employees.  No Matching Contributions shall be made hereunder, on behalf of any Eligible Employee who is not a Bargaining Unit Employee.

(b) Bargaining Unit Employees.  Each pay period, a Participating Employer shall make a Matching Contribution to the Trust for the benefit of each of its Eligible Employees who are Bargaining Unit Employees on whose behalf it made Elective Contributions for the pay period to the extent required by the applicable CBA(s).

3.3 Profit Sharing Contributions.

(a) Eligible Employees Who Are Not Bargaining Unit Employees.  For any Plan Year, a Participating Employer may contribute to the Plan, on behalf of each of its Eligible Employees who is not a Bargaining Unit Employee and who satisfies the applicable eligibility requirement in (i) or (ii) below, such amount, if any, as the Participating Employer may determine with the consent of the Company.  Any Profit Sharing Contribution for a Plan Year shall be made in cash, and allocated among the Profit Sharing Accounts of the respective Eligible Employees in proportion to their relative amounts of Compensation for the Plan Year.  For purposes of this Section 3.3(a), an Eligible Employee is eligible for an allocation of a Profit Sharing Contribution, if any, for a Plan Year if he or she:

(i)
Is an Eligible Employee on the last day of the Plan Year and has completed 1,000 Hours of Service in the Plan Year (except that this 1,000 Hours of Service requirement shall not apply in his or her first Plan Year), or

(ii)	Has ceased to be an Eligible Employee during the Plan Year by reason of death, Severance from Employment after attaining age 65 or on account of Disability.

(b) Bargaining Unit Employees.  For any Plan Year, a Participating Employer shall make a Profit Sharing Contribution on behalf of its Eligible Employees who are Bargaining Unit Employees only to the extent required by the applicable CBA(s), which Contribution shall be allocated among the Profit Sharing Accounts of the eligible Bargaining Unit Employees in accordance with the allocation formula set forth in the applicable CBA(s).

3.4 Catch-up Contributions.  Each Eligible Employee who has attained age 50 before the close of the calendar year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

3.5 Qualified Nonelective Contributions.  To the extent necessary to satisfy the Code Section 401(k)(3) limits with respect to Elective Contributions, the Company, in its discretion, may determine whether a Participating Employer may make a Qualified Nonelective Contribution to the Trust for a Plan Year and, if so, (i) the amount to be contributed by the Participating Employer(s), and (ii) the Eligible Employees on whose behalf the Qualified Nonelective Contribution will be made.  If the Company determines that a Qualified Nonelective Contribution shall be made, the Participating Employer(s) shall contribute its designated portion, if any, on behalf of its Eligible Employees.  A Qualified Nonelective Contribution for a Plan Year shall be allocated among the QNEC Accounts of such Eligible Employees in proportion to their relative amounts of Compensation for the Plan Year.  Qualified Nonelective Contributions shall be fully vested and subject to the same distribution rules (except hardship withdrawals) as Elective Contributions.

3.6 Rollover Contributions.  A Participant who is an Eligible Employee may make a Rollover Contribution to the Plan upon demonstration to the Administrator that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code.  Notwithstanding the foregoing, the Administrator, operationally and on a nondiscriminatory basis, may limit the source of Rollover Contributions that may be accepted by this Plan.  A Rollover Contribution shall be allocated to an Eligible Employee’s Rollover Account.

3.7 Crediting of Contributions.  Each type of Contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the Contribution as of the Valuation Date next following the date the Contribution is received by the Trustee.

3.8 Time for Making Contributions.  An Elective Contribution shall be paid in cash to the Trust as soon as such Elective Contribution can reasonably be segregated from the general assets of the Participating Employer, but in no event later than the time set forth in Department of Labor Regulations Section 2510.3-102.  Any other Contribution (other than a Rollover Contribution) shall be paid to the Trust not later than the due date (including extensions) of the Company’s federal income tax return for the year for which the Contribution is made.  Except for occasional, bona fide, administrative considerations, an Elective Contribution or a related Matching Contribution shall not be paid to the Trust earlier than the earlier of (i) the performance of services relating to such Contribution, or (ii) the date as of which the Compensation that is subject to the respective Compensation Reduction Authorization would be currently available to the Eligible Employee in the absence of the respective Compensation Reduction Authorization.

3.9 Certain Limits Apply.  All Contributions (other than Catch-Up Contributions and Rollover Contributions) are subject to the applicable limits set forth under Code Sections 401(k), 402(g), 404, and 415, as further described in Article 11 hereof.  In addition, certain minimum allocations may be required under Code Section 416, as described in Article 12 hereof.

3.10 Return of Contributions.  If any Contribution by a Participating Employer to the Trust is (a) made by reason of a mistake of fact, or (b) believed by the Participating Employer in good faith to be deductible under Code Section 404, but the deduction is disallowed, the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction.  Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto.  In no event shall the return of a Contribution hereunder cause any Participant’s Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed.  No return of a Contribution hereunder shall be made more than one year after the mistaken payment of the Contribution, or disallowance of the deduction, as the case may be.  The return of Contributions also may be made in accordance with Article 11 hereof.

3.11 Establishment of Trust.  The Company shall establish a Trust to accept and hold Contributions made under the Plan.  The Trust shall be governed by an agreement between the Company and the Trustee, and the terms of the Trust shall be consistent with the Plan provisions and intended qualification under Code Sections 401(a) and 501(a).

3.12 Veterans’ Reemployment and Benefits Rights.  Notwithstanding any provision of the Plan to the contrary,

(a) Contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

(b) In the case of a Participant who dies after December 31, 2006, while performing Qualified Military Service, the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment with the Employer and subsequently had a Severance from Employment on account of death.

(c) An individual who receives Differential Wage Payments after December 31, 2008, shall be treated as an Employee of the Participating Employer making the payment.  Differential Wage Payments shall be treated as Compensation hereunder, and the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit based on the Differential Wage Payments.

(d) Solely for purposes of eligibility to withdraw his or her Elective Contributions hereunder after December 31, 2008, and to the extent required by Code Section 414(u), a Participant shall be treated as having had a Severance from Employment during any period in which the Participant is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days.  If a Participant elects to withdraw all or any part of his or her Elective Contributions because he or she is deemed to have had a Severance from Employment under this Section 3.12, he or she shall suspend Elective Contributions hereunder for the six-month period beginning on the date of such withdrawal.

ARTICLE 4.
PARTICIPANT ACCOUNTS

4.1 Accounts.  The Administrator shall establish and maintain (or cause the Trustee to establish and maintain) for each Participant, the following Accounts:  an Elective Contribution Account, a Matching Contribution Account, a Profit Sharing Contribution Account, a Rollover Account, and a QNEC Account.

4.2 Adjustment of Accounts.  As of each Valuation Date, each Account shall be adjusted to reflect the fair market value of the assets allocated to the Account.  In so doing, each Account balance shall be (a) increased by the amount of Contributions, income and gain allocable to such Account since the prior Valuation Date, and (b) decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.  Any income, expense, gain or loss generated by a particular investment within the Trust shall be allocated among the Accounts invested in that investment in proportion to the balances of such Accounts as of the immediately preceding Valuation Date.  Any expenses relating to a Participant’s (or his or her Beneficiary’s) Accounts, including, without limitation, commissions or sales charges with respect to an Account investment or Account maintenance or administration fees, other than those expenses paid by the Employer, shall be charged solely to the Participant’s (or his or her Beneficiary’s) Accounts.

4.3 Investment of Accounts.

(a) Investment Options.  A Participant’s Accounts shall be invested by the Trustee as the Participant (or his or her Beneficiary) directs from among such investment options as the Investment Committee (or the Company, for periods prior to October 1, 2009) may make available from time to time, which investment options shall include Cenveo Common Stock.  There shall be at least three investment options hereunder (other than Cenveo Common Stock) which shall be diversified and have materially different risk and return characteristics.

(b) Cenveo Common Stock.  A Participant may direct that his or her Accounts be invested in Cenveo Company Stock, subject to such administrative requirements as the Administrator may prescribe.  Notwithstanding the foregoing, effective January 1, 2007, the Administrator’s rules governing the manner and timing of Participant investment elections, prescribed pursuant to (c) below, shall not impose unreasonable conditions or restrictions on the ability of a Participant (or his or her Beneficiary) to elect to transfer any portion of his Account balances invested in Cenveo Common Stock into another investment option under the Plan.  Such rules shall not (i) limit elections to diversify out of Cenveo Common Stock to less frequently than quarterly, (ii) impose a restriction on a Participant’s right to diversify out of Cenveo Common Stock that is not imposed on other Plan investment options, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance, or (iii) condition a benefit on investment in Cenveo Common Stock.

(c) Investment Elections.  The Administrator shall prescribe the manner in which such directions may be made or changed, the dates as of which they shall be effective, and the investment of Accounts with respect to which no investment directions are submitted, including Accounts established as a result of the automatic enrollment provisions of Section 2.2(b) hereof.  Any other assets of the Trust not specified above in this Section shall be invested by the Trustee in the sole discretion of the Trustee and in accordance with its fiduciary duties under ERISA; provided that, if an Investment Manager has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the Investment Manager or other named fiduciary directs.

4.4 Appointment of Investment Managers.  The Investment Committee (or the Company, for periods prior to October 1, 2009) may appoint one or more Investment Managers to manage any assets of the Plan.  An Investment Manager shall acknowledge in a writing delivered to the Investment Committee (or the Company, for periods prior to October 1, 2009) and the Trustee that it is a fiduciary with respect to the Plan.  The Investment Committee shall be a “named fiduciary” for purposes of ERISA Section 402(a)(2).

4.5 Section 404(c) Compliance.  The Plan is intended to be an “ERISA Section 404(c) plan” as described in ERISA Section 404(c) and title 29 of the Code of Federal Regulations Section 2550.404c-1, and shall be administered and interpreted in a manner consistent with that intent.  The investment direction requirements of Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B)(1)(iv) and (b)(2)(i)(A) and the requirements relating to the investment alternatives under the Plan are intended to be satisfied by Section 4.3 hereof, in each case taking into account related communications to Participants and Beneficiaries under the summary plan description for the Plan and other communications.  For purposes of ERISA Section 404(c), the “identified plan fiduciary” obligated to comply with Participant and Beneficiary investment instructions (except as provided in such section and regulations thereunder), the identified plan fiduciary obligated to provide Participants and Beneficiaries with the materials set forth in Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B), and the identified plan fiduciary obligated to comply with the confidentiality requirements and procedures under Department of Labor Regulation Section 2550.404c-1(d)(2)(ii)(E)(4)(viii) relating to employer securities shall be the Administrator.  The Administrator may decline to implement Participant and Beneficiary investment instructions which would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975 or which would generate income that would be taxable to the Plan.

4.6 Transfers From Other Plans.

(a) Allocation of Transferred Assets Among Accounts.  Unless otherwise provided herein, in the event that another plan is merged into the Plan, or accounts are otherwise transferred to the Plan from another plan, the assets transferred to the Plan shall be allocated as follows:

(i)
Assets attributable to an individual’s elective contributions and qualified nonelective contributions (if any) shall be allocated to the Elective Contribution Account and QNEC Account, respectively, established for his or her benefit hereunder;

(ii)	Assets attributable to matching employer contributions (if any) made on behalf of an individual, shall be allocated to the Matching Contribution Account established for his or her benefit hereunder;

(iii)
Assets attributable to other employer contributions (if any) made on behalf of an individual, shall be allocated to the Profit Sharing Contribution Account established for his or her benefit hereunder; and

(iv)	Assets attributable to an individual’s rollover contributions shall be allocated to the Rollover Account established for his or her benefit hereunder.

(b) Subaccounts; Investments.  The assets transferred may be separately accounted for in sub-accounts under the Plan as determined to be necessary by the Administrator in order to administer the provisions of Articles 5, 6, 7 and 8 hereof.  Unless otherwise provided in Schedule B hereto or in an acquisition agreement between a Participating Employer and the employer maintaining such transferor plan, all assets transferred under this Section 4.6 shall be invested in accordance with investment directions by the Participant under Section 4.3 hereof or, absent such directions, in a default investment fund designated by the Administrator.

(c) Eligibility to Receive Contribution Allocations.  Any individual for whom accounts have been transferred under this Section 4.6 and who has not become a Participant under Section 2.2 hereof, or pursuant to such other special eligibility rules provided in Schedule B, shall be treated as a Participant for purposes of Articles 4, 5, 8, 9, 10 and 13 hereof and, so long as he or she is an Employee (or an employee of an Affiliated Employer), Articles 6 and 7 hereof.  Such an individual shall become a Participant  for all purposes of the Plan to the extent such individual satisfies the requirements of Section 2.1 hereof, or any other special eligibility rules provided in Schedule B which apply to such individual.

4.7 Voting and Tender Offers of Cenveo Common Stock.  A Participant shall be entitled to direct the Trustee how to vote, and respond to tender offers of, shares of Cenveo Common Stock allocated to the Participant’s Accounts hereunder in accordance with the procedures set forth in the Trust Agreement.  Information relating to the purchase, holding, and sale of Cenveo Common Stock, and the directions received by the Trustee from Participants pursuant to the Trust Agreement shall be held by the Trustee in confidence in accordance with procedures developed by the Administrator that are designed to safeguard the confidentiality of such information (except to the extent provided therein).

4.8 Investment Committee.  Effective October 1, 2009, the Investment Committee shall be a “named fiduciary” for purposes of ERISA Section 402(a)(2).  The Investment Committee shall be comprised of at least three members, including the following Company Employees:  General Counsel, Vice President Human Resources and Treasurer.  Each ex officio member of the Administrative Committee shall serve for as long as he or she continues to be employed in the respective employment position.  The ex officio members of the Investment Committee may appoint up to three additional members, who shall serve at the discretion of the ex officio members.

ARTICLE 5.
VESTING OF ACCOUNTS

5.1 Immediate Vesting of Certain Accounts.  A Participant shall at all times have a 100% vested interest in his or her Elective Contribution Account, QNEC Account and Rollover Account, if any.  In addition, effective August 8, 2002, a Participant who ceases to be an Eligible Employee by reason of the Filenet Division sale of assets shall become 100% vested in each of his or her Accounts.

5.2 Deferred Vesting of Matching Contribution, Profit Sharing Contribution, and ESOP Accounts.  Except as otherwise specified in the applicable CBA or as set forth in Schedule B, each Participant shall have a vested interest in his or her Matching Contribution Account, Profit Sharing Contribution Account, and ESOP Account, if any, in accordance with the following schedule and based on his or her Years of Service for Vesting:

Years of Service For Vesting	Nonforfeitable Percentage

less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

5.3 Special Vesting Rules.  Notwithstanding any provision of the Plan to the contrary, a Participant will have 100% vested interest in all the Accounts maintained for his or her benefit upon the happening of any one of the following events:

(i)	the Participant’s attainment of age 65 while an Employee;

(ii)	the Participant’s Severance from Employment on account of Disability;

(iii)	the Participant’s death while an Employee;

(iv)	the termination of the Plan or the complete discontinuance of Contributions under the Plan; or

(v)	the partial termination of the Plan with respect to the Participant.

5.4 Changes in Vesting Schedule.  If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed three Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change.  The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

(a) the date on which such amendment is adopted;

(b) the date on which such amendment becomes effective; and

(c) the date on which the Participant is issued written notice of such amendment by the Administrator.

5.5 Forfeitures.

(a) In General.  Any portion of a Participant’s Accounts in which he or she is not vested upon Severance from Employment for any reason shall be forfeited as of the earlier of (i) the expiration of five consecutive Plan Years during each of which the Participant does not complete at least 501 Hours of Service, or (ii) the distribution of the vested portion of the Account if such distribution is made as a result of the Participant’s Severance from Employment.

(b) Deemed Cashouts.  Any Participant who has a Severance from Employment when he has no vested interest in any of his or her Accounts attributable to Participating Employer Contributions, including his or her Elective Contribution Account, shall (i) be deemed to have received a complete distribution of the vested portion of his or her Accounts, and (ii) forfeit the novested portion of his or her Accounts, on the day he or she has the Severance from Employment.

(c) Certain Restorations.  Notwithstanding (a) or (b) above, if a Participant forfeits any portion of an Account as a result of the complete or deemed distribution of his or her vested Accounts, but thereafter returns to the employ of an Affiliated Employer prior to the close of the fifth consecutive Plan Year in which the Participant does not complete at least 501 Hours of Service, the amount forfeited (without earnings) shall be restored upon the Participant’s reemployment.  A Participant’s vested percentage in the amount restored under this paragraph will thereafter be determined under the terms of the Plan as if no forfeiture had occurred.  The money required to effect the restoration of a Participant’s Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant’s Participating Employer.

(d) Application of Forfeitures.  Any forfeitures occurring in a calendar quarter with respect to a Participant will be used by the Company to offset any outstanding Plan expenses to the extent not paid by the Company.  To the extent any forfeitures remain after such application, they will be applied toward the restoration of any amount previously forfeited as required under (c) above.  To the extent any forfeitures remain after all such applications, they will be applied toward future Employer Contributions under the Plan.

5.6 Vesting of Accounts Transferred From Other Plans.  In the event that another plan is merged into the Plan, or accounts are otherwise transferred to the Plan from another plan, the portion of each Account under this Plan that is attributable to a vested and nonforfeitable account, or portion of an account, under the transferor plan shall remain vested and nonforfeitable under this Plan.  The remaining portion of each Account under this Plan that is attributable to a transferor plan account shall vest in accordance with Sections 5.1 through 5.4 hereof, unless otherwise provided in Schedule B.

ARTICLE 6.
WITHDRAWALS PRIOR TO SEVERANCE FROM EMPLOYMENT

6.1 Hardship Withdrawals.

(a) Immediate and Heavy Financial Need.  Subject to any administrative requirements established by the Administrator, a Participant may make a withdrawal from his or her Accounts (excluding his or her ESOP Account, QNEC Account and the portion of his or her Elective Contribution Account attributable to income credited after December 31, 1988) in the event of an immediate and heavy financial need arising from:

(i)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B));

(ii)
Expenses for (or necessary to obtain) medical care described in Code Section 213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) determined without regard to whether the expenses exceed 10% of adjusted gross income;

(iii)
The payment of tuition, room and board expenses and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);

(iv)	Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(v)
Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(vi)	Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence; or

(vii)
Any other need identified by the Commissioner of Revenue as a “financial hardship” for purposes of Section 401(k) plans through the publication of revenue rulings, notices and other guidance of general applicability.

(b) Determination of Immediate and Heavy Financial Need.  The Administrator’s determination of whether there is an immediate and heavy financial need as defined in (a) above shall be made solely on the basis of written evidence furnished by the Participant.  Such evidence must also indicate the amount of such need.

(c) Distribution of Amount Necessary to Meet Need.  As soon as practicable after the Administrator’s determination that (i) an immediate and heavy financial need exists with respect to the Participant, (ii) the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Affiliated Employers, and (iii) no other resources are reasonably available to the Participant to satisfy the need, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the Participant’s Elective Contribution Account, determined as of the Valuation Date next following the Administrator’s determination).  The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d) Effect of Hardship Distribution.  If a Participant receives a hardship distribution from his or her Elective Contribution Account, then any Elective Contribution election, or any cash or deferred or employee contribution election in effect with respect to the Participant under the Plan or any other qualified or nonqualified plan of deferred compensation maintained by an Affiliated Employer shall be suspended for the six-month period (12-month period for hardship withdrawals made prior to January 1, 2002) beginning with the date the Participant receives the distribution, and with respect to hardship withdrawals made before January 1, 2001, the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Affiliated Employers for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under Code section 402(g) for such next calendar year, less the amount of such contribution made on behalf of the Participant for the calendar year of the hardship distribution.

6.2 Withdrawals After Age 59½.  A Participant who is an Employee and has attained age 59½ may make a withdrawal from any one or more of his or her Accounts for any reason, upon such prior notice and subject to such administrative requirements as the Administrator may prescribe.  Any such withdrawal shall be in the amount specified by the Participant, up to the vested value of the particular Account determined as of the Valuation Date next following the Administrator’s or Trustee’s receipt of notice of the withdrawal.  Payment to the Participant shall be made as soon as practicable after such Valuation Date.

6.3 Rollover Withdrawals.  A Participant may make a withdrawal from his or her Rollover Account for any reason, upon such prior notice and subject to such administrative requirements as the Administrator may prescribe.  Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant’s Account determined as of the Valuation Date next following the Administrator’s receipt of notice of the withdrawal.  Payment to the Participant shall be made as soon as practicable after such Valuation Date.

6.4 Restrictions on Certain Distributions.  In the case of a Participant whose Accounts are valued in excess of $5,000 and who has not yet attained Normal Retirement Age, no distribution may be made to the Participant under this Article unless the notice and election procedures of Section 8.2 hereof are satisfied.  For purposes of this Section, a Participant’s Accounts shall be considered to be valued in excess of $5,000 if the value of his or her Accounts exceeds such amount at the time of the distribution in question.

6.5 Limitation of Withdrawable Amount.  In the event that there is allocated to a Participant’s Account a promissory note with respect to a loan made from the Plan, the maximum amount of cash that may be withdrawn from the Account prior to the Participant’s Severance from Employment shall be determined without regard to the value of such note.

6.6 Required Distributions After Required Beginning Date.  In the case of a Participant who remains an Employee on or after his or her Required Beginning Date, such Participant’s Accounts shall be distributed, beginning on his or her Required Beginning Date, in accordance with the minimum required distribution provisions of Appendix A hereto.

6.7 Distributions Required by a Qualified Domestic Relations Order.  To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant’s Accounts to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

6.8 Withdrawals by Certain Former Participants in Other Plans.

(a) After-tax contributions.  In the case of a Participant for whom amounts attributable to after-tax contributions have been transferred under Section 4.6 hereof from another plan, the Participant may make a withdrawal of such contributions for any reason, upon such prior notice and subject to such administrative requirements as the Administrator may prescribe.  Any such withdrawal shall be in the amount specified by the Participant, up to the value of such contributions determined as of the Valuation Date next following the Administrator’s or Trustee’s receipt of notice of the withdrawal.  Payment to the Participant shall be made as soon as practicable after such Valuation Date.

(b) Other withdrawals.  In addition to the rights to take withdrawals prior to Severance from Employment as described in Sections 6.1, 6.2 and 6.3 hereof in the case of a Participant for whom amounts have been transferred under Section 4.6 hereof from another plan, the Participant shall be entitled to take withdrawals hereunder in the circumstances in which withdrawals prior to Severance from Employment would have been permitted under the transferor plan, as set forth in Schedule B.

ARTICLE 7.
LOANS TO PARTICIPANTS

7.1 In General.  Upon the request of a Participant, and subject to the conditions of this Article 7, the Administrator shall direct the Trustee to make a loan from the Trust to the Participant.  For purposes of this Article 7, “Participant” includes any Participant who is an Employee of a Participating Employer, and any other Participant (or Beneficiary of a deceased Participant) who is a “party in interest” within the meaning of ERISA Section 3(14).  Notwithstanding the foregoing, a Participant who was an owner-employee (as defined in Code Section 401(c)(3)) or a member of the family (as defined in Code Section 267(e)(4)) of an owner employee was not eligible to receive a loan under this Article 7 prior to January 1, 2002.

7.2 Rules and Procedures.  The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article including, but not limited to, rules for charging loan fees directly to a Participant’s Accounts.  All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor Regulation Section 2550.408b-1(d).  Loans shall not be made available to Participants who are Highly Compensated Employees in an amount (determined under Department of Labor Regulation Section 2550.408b-1(b)) greater than the amount made available to other Participants.

7.3 Maximum Amount of Loan.  The following limitations shall apply in determining the amount of any loan to a Participant hereunder:

(a) The amount of the loan, together with any other outstanding indebtedness of the Participant under the Plan or any other qualified retirement plan of the Affiliated Employers, shall not exceed $50,000 reduced by the excess of (i) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (ii) the Participant’s outstanding loan balance from such plans immediately prior to the loan.

(b) The amount of the loan shall not exceed 50% of the Participant’s vested interest in his or her Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

7.4 Minimum Amount of Loans; Limit on Number of Loans.  The amount of any single loan under this Plan shall not be less than $1,000.  No more than one loan may be outstanding to a Participant at any one time.

7.5 Credit Agreement; Security; Interest.  Each loan shall be evidenced by a credit agreement signed by the Participant and shall be secured by the Participant’s vested interest in his or her Accounts, including in such security the credit agreement evidencing the loan.  The loan shall bear interest at a reasonable annual percentage interest rate to be determined by the Administrator.  In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.  The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

7.6 Repayment.  Each loan made to a Participant who is receiving regular payments of compensation from a Participating Employer shall be repayable by payroll deduction.  Loans made to other Participants (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine.  The documents evidencing a loan shall provide that payments shall be made not less frequently than quarterly and over a specified term as determined by the Administrator (but not to exceed five years; ten years if the loan is being applied toward the purchase of a principal residence for the Participant); such document shall also require that the loan be amortized with level payments of principal and interest.  A Participant may prepay all, but not less than all, of his or her loan at any time, without penalty, by paying the loan principal then outstanding together with interest accrued and unpaid to the date of payment.

7.7 Severance From Employment.  If, at the time a Participant has a Severance from Employment, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full.  Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant’s Accounts, subject to the default provisions below.  Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code Section 401(a) and with Department of Labor regulations) no loan shall be made or remain outstanding with respect to a Participant under this Article 7 after the Participant has a Severance from Employment.

7.8 Default.  In the event of a default in making any payment of principal or interest when due under the credit agreement evidencing any loan under this Article, if such default continues for more than 90 days of the due date thereof, the unpaid principal balance of the credit agreement shall immediately become due and payable in full.  Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant’s Accounts, subject to the further provisions of this Section.  The amount so deducted shall be treated as distributed to the Participant and applied by the Participant as a payment of the unpaid interest and principal (in that order) under the credit agreement evidencing such loan.  In no event shall the Administrator apply the Participant’s Accounts to satisfy the Participant’s repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.  Notwithstanding the foregoing, (i) if a Participant with an outstanding loan under this Article is on an authorized leave of absence from his or her Participating Employer, the Participant’s failure to make any payments under this Article during the first twelve months of such leave of absence shall not constitute a default under this Section, and (ii) loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

(a) To the extent required by the Secretary of Treasury pursuant to Code Section 72(p), a loan that is deemed distributed under Code Section 72(p) (including interest accruing thereafter), and that has not been offset against a Participant’s Accounts or repaid in accordance with (a) or (b) above, shall be considered outstanding for purposes of the limitations on any subsequent loan to the Participant set forth in this Article 7.

7.9 Credit Agreement as Trust Asset.  The credit agreement evidencing a loan to a Participant under this Article 7 shall be an asset of the Trust which is allocated to the Accounts of such Participant, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the credit agreement plus the amount of any accrued but unpaid interest.

7.10 Nondiscrimination.  Loans shall be made available under this Article 7 to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.

7.11 Designation of Accounts.  Unless the Administrator designates otherwise, loans shall be made proportionately from all Accounts and all investment funds to which the Participant’s Accounts are allocated.  The crediting of loan repayments shall be made to the foregoing Accounts in the same manner and shall be allocated among the investment options in accordance with the Participant’s then effective instructions regarding the investment of contributions made on his or her behalf.

ARTICLE 8.
BENEFITS UPON DEATH OR SEVERANCE FROM EMPLOYMENT

8.1 Severance from Employment for Reasons Other Than Death.  Following a Participant’s Severance from Employment for any reason other than death, the Participant shall be eligible to receive a distribution of the vested portion of his or her Accounts in cash in a single sum or, if the Participant so elects with respect to the portion of his or her Accounts then invested in whole or in part in Cenveo Common Stock, in whole shares thereof.  A Participant also may elect to receive the vested portion of his or her Accounts in monthly, quarterly, semiannual or annual installments over a period certain not to exceed the Participant’s life expectancy or the joint life and last survivor expectancy of the Participant and his Beneficiary.  Notwithstanding the foregoing, in the case of Participant for whom amounts have been transferred from another plan, as described in Section 4.6 hereof, the Participant shall be entitled to elect any other form of distribution set forth in Schedule B.

8.2 Time of Distributions.

(a) General Rule.

(i)
A distribution made under Section 8.1 hereof shall be made as soon as practicable after the Participant requests the distribution.  The distribution shall not be made unless (A) effective January 1, 2007, the Administrator notifies the Participant in writing, between the 30th and 180th day prior to the date distribution is to be made, of the Participant’s distribution options under the Plan, including the Participant’s right, if any, to defer distribution of his or her Accounts until April 1 of the calendar year following the year in which the Participant obtains age 70½, and the consequences of failing to defer distribution of his or her Accounts; and (B) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator.

(ii)
Notwithstanding the foregoing, such distribution may commence less than 30 days after the required notification described above is given, provided that (A) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution; and (B) the Participant, after receiving the notice, elects a distribution.

(b) Participants Aged 70½ and Older.  If a Participant has a Severance from Employment after age 70½, the vested portion of his or her Accounts shall be or begin to be distributed to him or her as soon as practicable after his or her Severance from Employment.

(c) Distributions Required by Code Section 401(a)(14).  Unless a Participant elects otherwise, distribution under Section 8.1 hereof shall be made no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant’s Severance from Employment or the Participant’s attainment of the Normal Retirement Age.

(d) Required Beginning Date.  Notwithstanding any other provision of the Plan, distribution of a Participant’s Accounts hereunder shall be made or begin to be made no later than his or her Required Beginning Date, and all distributions hereunder shall comply with the minimum required distribution requirement provisions of Appendix A hereto.

8.3 Distribution of Small Benefits.

(a) Mandatory Distributions.  Notwithstanding any other provision hereof, if the total value of a Participant's Accounts (including his or her Rollover Contributions Account) is $5,000 or less upon Severance from Employment (including death), the Plan shall distribute the entire vested portion of the Participant's Accounts in cash, or if the Participant (or his or her Beneficiary) so elects with respect to the portion of the Participant’s Accounts then invested in Cenveo Common Stock, in whole shares thereof, as soon as practicable after the Participant’s Severance from Employment.

(b) Automatic Rollovers.  If a mandatory distribution described in (a) above made on or after March 28, 2005, is greater than $1,000 and the Participant (or his or her Beneficiary) does not elect to have such distribution paid directly to an eligible retirement plan  specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 8.1 or 8.5 hereof, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.  The automatic rollover provisions of this paragraph shall apply to nonspouse Beneficiaries only with respect to mandatory distributions made after December 31, 2009.

8.4 Amount of Distribution.

(a) Single Sums.  In the case of a distribution to be made in a single sum, the amount of the distribution shall be determined as of the Valuation Date on which authorized distribution directions are received by the Trustee.

(b) Installments.  In the case of distributions to be made in monthly, quarterly, or annual installments, the aggregate installment amount for a particular calendar year (the “installment year”) shall be determined by dividing:

(i)	the value of the vested portion of the Participant’s Accounts as of the last Valuation Date preceding the distribution date; by

(ii)
the lesser of (A) the number of remaining installment years in the installment period elected by the Participant as of the beginning of the installment year and (B) the number of years in the applicable remaining life expectancy for the installment year determined pursuant to Regulation Section 1.401(a)(9)-1, or (if the Participant’s Beneficiary is not his or her spouse) the applicable divisor for the installment period determined under Regulation Section 1.401(a)(9)-2.  For purposes of determining the amount of any installment distribution, life expectancies will not be recalculated annually pursuant to Code Section 401(a)(9) unless the Participant elects otherwise.

8.5 Distribution After a Participant’s Death.

(a) Death Prior to Severance from Employment.  If a Participant dies prior to his or her Severance from Employment, the Participant’s Beneficiary shall receive a distribution of the Participant’s Accounts in either of the following forms, as elected by the Beneficiary:

(i)
in a single sum cash payment (or if the Beneficiary so elects with respect to the portion of the Participant’s Accounts then invested in Cenveo Common Stock, in whole shares thereof) as soon as practicable following the Participant’s death (but in no event later than December 31 of the calendar year following the year of the Participant’s death); or

(ii)
in monthly, quarterly, or annual installments over a period certain not to exceed the life expectancy of the Beneficiary, with such installments to (A) begin not later than December 31 of the calendar year following the year of the Participant’s death, and (B) be made in amounts determined in the same manner as under Section 8.4(b) hereof.  Effective January 1, 2010, a Beneficiary may not elect to receive distribution of a deceased Participant’s Accounts in the form of installment payments.

(b) Death After Severance From Employment.  If a Participant dies after Severance from Employment but before the complete distribution of his or her Accounts has been made, the Participant’s Beneficiary shall receive the vested portion of the Participant’s Accounts.  Distribution shall be made in a single sum cash payment (or if the Beneficiary so elects with respect to the portion of the Participant’s Accounts then invested in Cenveo Common Stock, in whole shares thereof) as soon as practicable following the Participant’s death (but in no event later than December 31 of the calendar year following the year of the Participant’s death); provided, however, that if distribution to the Participant had begun following his or her Severance from Employment in a form elected by the Participant, distribution shall continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive the distribution in cash in a single sum as soon as practicable following the Participant’s death.

(c)  Valuation.  Any distribution to a Beneficiary under this Section shall be determined as of the Valuation Date immediately preceding the date distribution is to be made.

(d) Election by  Beneficiary.  Any election made by a Beneficiary with respect to the form and/or timing of a distribution under this Section 8.5 shall be made in such form and at such time as the Administrator may prescribe.

(e) Amount.  The amount of any distribution to a Beneficiary under this Section 8.5 shall be determined as of the Valuation Date immediately preceding the date distribution is to be made.

8.6 Designation of Beneficiary.

(a) Designation of Beneficiary.  Subject to the provisions of this Section 8.6, a Participant’s Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time on a form approved by the Administrator.  In the absence of an effective Beneficiary designation, the full amount payable upon the death of the Participant shall be paid to his or her surviving spouse or, if none, to his or her estate.  If any Beneficiary survives the Participant but dies prior to receipt of his or her interest in the Participant’s Account, such Beneficiary’s remaining interest shall be paid to the Beneficiary’s estate (unless the Participant had effectively designated a successor or contingent Beneficiary for the Beneficiary’s remaining interest).

(b) Spousal Consent to Nonspouse Beneficiary.

(i)	A nonspouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless:

(A) prior to the Participant’s death, the Participant’s surviving spouse consented to and acknowledged the effect of the Participant’s designation of a specific nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiary) on a written form approved by the Administrator and witnessed by a notary public or a duly authorized Plan representative; or

(B) it is established to the satisfaction of the Administrator that spousal consent may not be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located (based on information supplied by a government agency or independent investigator) or because of such other circumstances as the Secretary of the Treasury may prescribe; or

(C) the spouse had earlier executed a general consent form permitting the Participant (I) to select from among certain specified Beneficiaries without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (II) to change his or her Beneficiary without any requirement of further consent by the spouse.  Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right.

(ii)
In the event a spouse is legally incompetent to give the consent described in (b)(i) above, the spouse’s legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse.  Any consent and acknowledgement by (or on behalf of) a spouse, or the establishment that the consent and acknowledgement cannot be obtained, shall be effectively only with respect to such spouse, but shall be irrevocable once made.

(c) Special Rule for ESOP Account.  For any Participant who has an ESOP Account, until and unless a Participant executes a new Beneficiary designation form after August 2, 2004, any properly executed Beneficiary form that a Participant filed as a participant in the ESOP will control the distribution of his or her ESOP Account.  In the event that a Participant did not file an effective Beneficiary designation as a participant in the ESOP, an effective Beneficiary designation hereunder will control the distribution of the Participant’s Accounts, including the ESOP Account.  Upon filing an effective Beneficiary designation hereunder after August 2, 2004, such designation will control the distribution of all the Participant’s Accounts, including the ESOP Account.

8.7 Direct Rollovers of Eligible Distributions.

(a) Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that may otherwise limit a Distributee’s election under this Section, a distribute may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distribute in a direct rollover.  For purposes of this Section, the following terms have the meanings described below.

(i)	Eligible Rollover Distribution.

(A) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distribute, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee’s Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).

(B) Notwithstanding (A) above, effective for distributions made on and after January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (I) an individual retirement account or annuity described in Code Section 408(a) or (b); (II) effective for distributions after December 31, 2001, and before January 1, 2007, a qualified trust described in Code Section 401(a) forming part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; and (III) effective for distributions after December 31, 2006, a qualified trust described in Code Section 401(a) or an annuity contract described in Code Section 403(b), if such qualified trust or annuity contract agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)	Eligible Retirement Plan.

(A) With respect to a distributee other than the Participant’s surviving spouse, an “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a).  With respect to a distributee who is a Participant’s surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

(B) Notwithstanding (A) above, effective for distributions made on and after January 1, 2002, with respect to any distributee, including a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order, an "eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), and an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided such eligible retirement plan agrees to separately account for amounts transferred into such plant from this Plan.

(C) Notwithstanding (A) and (B) above, effective for distributions made on and after January 1, 2008, an “eligible retirement plan” includes a Roth IRA described in Code Section 408A.  For distributions made after December 31, 2007, and before January 1, 2010, however, a distributee shall not be eligible to elect a direct rollover to a Roth IRA if the distributee’s modified adjusted gross income exceeds $100,000 or the distributee is a married individual filing a separate return.  Notwithstanding the foregoing sentence, the Administrator shall not be responsible for ensuring that a distributee is eligible to make a direct rollover to a Roth IRA.

(iii)
Distributee.  A “distributee” includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse, who is an alternative payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct rollover. A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(b) Direct Rollover by Nonspouse Beneficiary.  Notwithstanding (a) above, effective for distributions on and after January 1, 2007, if a nonspouse Beneficiary is eligible to receive a distribution of a deceased Participant’s Account, which distribution would otherwise constitute an Eligible Rollover Distribution, and the nonspouse Beneficiary is a designated beneficiary (within the meaning of Section 1.401(a)(9)-4 of the Regulations), then, to the extent permitted by Code Section 402(c), the nonspouse Beneficiary may direct a trustee to trustee transfer of the distribution of the Participant’s Account to an individual retirement account or an individual retirement annuity described in Code Section 408(a) or (b) (other than an endowment contract) (“IRA”) established for the purpose of receiving the distribution on behalf of the nonspouse Beneficiary.  Such transfer shall be treated as direct rollover of an eligible rollover distribution (for distributions made after December 31, 2006, and prior to January 1, 2010, the transfer will be treated as a direct rollover of an eligible rollover distribution only for purposes of Code Section 402(c)), and such IRA shall be treated as an inherited IRA (within the meaning of Code Section 408(d)(3)(C)).

ARTICLE 9.
ADMINISTRATION

9.1 Administrator.  The Administrator shall be the “Administrator” within the meaning of ERISA Section 3(16) and a “named fiduciary” within the meaning of ERISA Section 402(a)(2).

9.2 Administrative Committee.

(a) The members of the Administrative Committee shall be comprised of the following Company Employees:  the Vice President of Human Resources, the Director of Human Resources and the Treasurer.  Each member of the Administrative Committee shall serve for as long as he or she continues to be employed in the respective employment position.

(b) The Administrative Committee shall appoint from its members a Chairman and a Secretary.  The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Trustee.  Except as otherwise provided, all instruments executed on behalf of the Administrative Committee may be executed by its Chairman or Secretary and the Trustee may assume that such committee, its Chairman or Secretary.

(c) The Administrative Committee’s action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon.  They may meet informally or take any action without the necessity of meeting as a group.

(d) Unless otherwise determined and paid by the Participating Employers (as directed by the Company), the members of the Administrative Committee shall serve without compensation for service as such.  All expenses of the Administrative Committee shall be paid from the Trust to the extent not paid by the Company.

9.3 Administrator’s Duties and Responsibilities.  The Administrator shall have the following duties and responsibilities in addition to those expressly provided elsewhere in the Plan:

(a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in ERISA and the Code, including but not limited to the preparation of necessary plan descriptions, summary plan descriptions, annual reports, summary annual reports, employee benefit statements, notice of forfeitability of benefits, notice of special tax treatment for distributions, and other statements or reports, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.

(b) The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under ERISA and the Code.

(c) The Administrator shall make any elections for the Plan under ERISA or the Code.

(d) The Administrator shall provide to Participants and Beneficiaries such notices, including but not limited to the notice to interested parties, and information as are required by the Plan, ERISA and the Code.

(e) The Administrator shall make all determinations regarding eligibility for participation in and benefits under the Plan.

(f) The Administrator shall establish and communicate to the Trustee a funding policy consistent with the current and long-term financial needs of the Plan with respect to the ages of the Participants in the Plan and other such relevant information; provided, however, that nothing in this subsection shall be construed as granting to the Administrator any power or authority with respect to the investment of Plan assets.

(g) The Administrator shall have the right to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

(h) The Administrator shall have the right to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law.

(i) The Administrator shall have the discretionary power to interpret the Plan.

(j) The Administrator shall have the power to compute the amounts to be distributed under the Plan, to determine the person or persons to whom such amounts will be distributed and to authorize the payment of distributions.

(k) The Administrator shall keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

(l) The Administrator shall have the power to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan.  All compensation and expenses of such agents, counsel, accountants and consultants  shall be paid or reimbursed from the Trust, except to the extent prohibited by ERISA or the Code and except to the extent paid or reimbursed by the Employer.

9.4 Power and Authority.  The Administrator is hereby vested with all the discretionary powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the discretionary power to interpret the provisions of the Plan.  For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

9.5 Availability of Records.  The Employer and the Trustee shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

9.6 No Action with Respect to Own Benefit.  No member of the Administrative Committee who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual.  Such action shall be taken by the remaining members of the Administrative Committee.

9.7 Delegation.  The Administrator is permitted to delegate its duties and responsibilities hereunder to other persons, and the members of the Administrative Committee are permitted to allocate their duties and responsibilities hereunder among any one or more of them.  Any such allocation or delegation shall be in writing, shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination of the allocation or delegation, and shall be executed by the parties thereto.

9.8 Effect of Interpretation or Determination.  Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

9.9 Reliance on Tables, etc.  In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator or by the Company on the Administrator’s behalf.

9.10 Claims and Review Procedures.  The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA Section 503.

9.11 Indemnification of Administrator and Investment Committee.  Each Participating Employer agrees, jointly and severally, to indemnify and defend to the fullest extent of the law any Employee or former Employee (a) who serves or has served as Administrator or as a member of the Administrative Committee or the Investment Committee, (b) who has been appointed or directed to assist the Administrator in administering the Plan, (c) to whom the Administrator had delegated any of its duties or responsibilities, or (d) who has been appointed or directed to assist the Investment Committee in carrying out its responsibilities hereunder, against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith and without gross negligence.

9.12 Annual Report.  The Administrator shall submit annually to the Company a report showing in reasonable summary form, the financial position of the Trust and giving a brief account of the operations of the Plan for the past year, and such further information as the Company may reasonably require.

ARTICLE 10.
AMENDMENT AND TERMINATION

10.1 Amendment.  The Company reserves the power at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable.  Upon delivery to the Trustee and each Participating Employer of an amendment adopted by the Board of Directors, the Plan shall be amended at the time and in the manner set forth therein, and all Participants and all persons claiming an interest hereunder shall be bound thereby.  Notwithstanding the foregoing, no action by the Board of Directors shall be required to revise Schedule A, regarding the addition or removal of Participating Employers, Schedule B, regarding a merger of, or transfer of accounts from, another plan into the Plan, or Schedule C, regarding CBAs to which a Participating Employer is a party.  However, the Company will not have the power:

(a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by the Plan with respect to Qualified Domestic Relations Orders or the return of contributions upon nondeductibility, mistake of fact, or the failure to qualify initially), unless such amendment is required or permitted by law, governmental regulation or ruling; or

(b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of any Participant, except as otherwise permitted or required by law, including Code Section 411(d)(6).

10.2 Termination.  The Company has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without liability whatsoever for any such discontinuance or termination.  In addition, the Participating Employers will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may cease to be Participating Employers in a manner acceptable to the Company.

10.3 Distributions upon Termination of the Plan.  Upon termination of the Plan by the Company, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant’s Accounts in a single sum as soon as practicable following such termination.  The amount of such distribution shall be determined as of the Valuation Date immediately preceding the date distribution is to be made.  Upon termination of the Plan, amounts attributable to elective deferrals (within the meaning of Code Section 402(g)) hereunder subject to the distribution restrictions of Code Section 401(k) may not be distributed if any Participating Employer or Affiliated Employer establishes or maintains an alternative defined contribution plan (within the meaning of Regulation Section 1.401(k)-1(d)(4)).  For this purpose, an alternative defined contribution plan does not include an employee stock ownership plan (within the meaning of Code Section 4975(e)(7) or 409(a)), a simplified employee pension (within the meaning of Code Section 408(k)), a SIMPLE IRA (within the meaning of Code Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b) or a plan described in Code Section 457(b) or (f).

10.4 Merger or Consolidation of Plan; Transfer of Plan Assets.  In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

10.5 Plan-To-Plan Transfers and Distribution Restriction.  Elective Contributions and Qualified Nonelective Contributions shall remain subject to the Code Section 401(k) distribution limitations following a plan-to-plan transfer.  The Plan shall restrict the transfer of a Participant’s Account balance (except in the case of a direct rollover) to a plan that does not provide that the transferred amounts will remain subject to these limitations.  The Plan shall satisfy this requirement if the Administrator concludes that the transferee plan maintains the distribution limitations (under rules comparable to the rules for accepting rollover contributions).

ARTICLE 11.
LIMITS ON CONTRIBUTIONS

11.1 Code Section 404 Limits.  The sum of the Contributions (excluding Elective Contributions) made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code.  All Contributions made by a Participating Employer are expressly conditioned on their deductibility under Code Section 404 for the taxable year when paid (or treated as paid under Code Section 404(a)(6)).

11.2 Code Section 415 Limits.

(a) Incorporation by Reference.  Code Section 415 is hereby incorporated by reference into the Plan.

(b) Annual Addition.  The Administrator shall determine an “annual addition” for each Participant for each limitation year, which shall consist of the following amounts:

(i)	Elective Contributions and forfeitures allocated to the Participant’s Accounts for the year;

(ii)	Qualified Nonelective Contributions, Matching Contributions and Profit Sharing Contributions allocated to the Participant’s Accounts for the year;

(iii)	Amounts allocated to an individual medical amount (as defined in Code Section 415(1)(2)) which is part of a pension or annuity plan maintained by an Affiliated Employer; and

(iv)
Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by an Affiliated Employer.

(c) General Limitation on Annual Additions.  Notwithstanding any other provision of the Plan to the contrary, effective for limitation years beginning after December 31, 2001, the annual addition of a Participant under (b) above for any limitation year, when added to the annual additions to his or her accounts for such year under all other qualified defined contribution plans maintained by the Affiliated Employers, shall not exceed the lesser of` (i)  $40,000, as adjusted each limitation year pursuant to Code Section 415(d), or (ii)  100% of the Participant's Compensation for such limitation year, except to the extent permitted under Section 3.4 hereof and Code Section 414(v). However, the foregoing “100% of Compensation” limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)), which is otherwise treated as an "annual addition.”

(d) Limitation Year.  For purposes of determining the Code Section 415 limits under the Plan, the “limitation year” shall be the Plan Year.

(e) Order of Reductions.  To the extent necessary to satisfy the limitations of Code Section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced before the Participant’s annual addition is reduced under any other qualified defined contribution plan maintained by an Affiliated Employer.

11.3 Code Section 402(g) Limits.

(a) In General.  The maximum amount of Elective Contributions made on behalf of any Participant for any taxable year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of the Affiliated Employers with respect to the Participant for the taxable year, shall in no event exceed the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except effective as of January 1, 2002, to the extent permitted under Section 3.4 hereof and Code Section 414(v).  For purposes of the Plan, an individual’s elective deferrals for a taxable year are the sum of the following:

(i)
Any elective contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in the individual’s gross income for the taxable year on account of Code Section 402(a)(8) (before applying the limits of Code Section 402(g) or this Section);

(ii)
Any employer contribution to a simplified employee pension (as defined in Code Section 408(k)) to the extent not includible in the individual’s gross income for the taxable year on account of Code Section 402(h)(1)(B) (before applying the limits of Code Section 402(g)); and

(iii)
Any employer contribution to a custodial account or annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), to the extent not includible in the individual’s gross income for the taxable year on account of Code Section 403(b) before applying the limits of Code Section 402(g).

(b) Excess Deferrals.  A Participant will be considered to have made Excess Deferrals for a taxable year to the extent that the Participant’s elective deferrals for the taxable year exceed the applicable limit described in (a) above for the year.

(c) Distribution of Excess Deferrals.  In the event that an amount is included in a Participant’s gross income for a taxable year as a result of an Excess Deferral under Code Section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an Excess Deferral, the Administrator shall make every reasonable effort to cause such Excess Deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such Excess Deferral was made.  No distribution of an Excess Deferral shall be made during the taxable year of a Participant in which the Excess Deferral was made unless the correcting distribution is made after the date on which the Plan received the Excess Deferral and both the Participant and the Plan designate the distribution as a distribution of an Excess Deferral.  The amount of any Excess Deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

(d) Determination of Income Allocable to Excess Deferrals.  A distribution of Excess Deferrals shall include income (gain or loss) thereon, including Gap Period income for refunds of Excess Deferrals for calendar years prior to 2008.  Such income shall be determined under (i), (ii), (iii) or (iv) below.

(i)
Reasonable Method of Allocating Income.  The Administrator may use any reasonable method for computing the income allocable to Excess Deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts.  The Plan shall not fail to use a reasonable method for computing the income allocable to Excess Deferrals merely because the income allocable to Excess Deferrals are determined on a date that is no more than seven days before the distribution.

(ii)
Alternative Method of Allocating Income.  The Administrator may allocate income to Excess Deferrals for the Plan Year by multiplying the income for the Plan Year allocable to Elective Contributions by a fraction, (A) the numerator of which is the amount of Excess Deferrals by the Eligible Employee for the Plan Year, and (B) the denominator of which is the sum of the:  (I) the Eligible Employee’s Elective Contribution Account balance as of the beginning of the Plan Year, and (II) the amount of the Eligible Employee’s Elective Contributions for the Plan Year.

(iii)
Safe harbor Method of Allocating Gap Period Income.  The Administrator may use the safe harbor method in this subparagraph (iii) to determine income on Excess Deferrals for the Gap Period.  Under this safe harbor method, income on Excess Deferrals for the Gap Period is equal to 10% of the income allocable to Excess Deferrals for the Plan Year that would be determined under paragraph (d)(i) or (ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.

(iv)
Alternative Method for Allocating Plan Year and Gap Period Income.  The Administrator may determine the income for the aggregate of the Plan Year and the Gap Period, by applying the alternative method provided by paragraph (d)(ii) above to this aggregate period.  This is accomplished by (i) substituting the income for the Plan Year and the Gap Period for the income for the Plan Year, and (ii) substituting the Elective Deferrals for the Plan Year and the Gap Period for the Elective Deferrals for the Plan Year, in determining the fraction that is multiplied by that income.

(e) Treatment of Excess Deferrals.  For other purposes of the Code, including Code Sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416, Excess Deferrals shall be treated as Employer Contributions even if they are distributed in accordance with paragraph (c) above.  Notwithstanding the preceding, Excess Deferrals of a Nonhighly Compensated Employee are not to be taken into account for purposes of Code Section 401(k)(3) (i.e., the ADP Test) to the extent the Excess Deferrals are prohibited under Code Section 401(a)(30).  Excess Deferrals shall also be treated as Employer Contributions for purposes of Code Section 415 unless distributed under paragraph (c) above.

11.4 Code Section 401(k)(3) Limits.

(a) In general.  Elective Contributions made under the Plan are subject to the limits of Code Section 401(k)(3), as more fully described below.  The Plan provisions relating to these limits are to be interpreted and applied in accordance with Code Sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

(b) Actual Deferral Ratios.  For each Plan Year, the Administrator will determine the Actual Deferral Ratio of each Eligible Employee.  The Actual Deferral Ratio shall be the ratio, calculated to the nearest 1/100th of 1%, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Eligible Employee for the Plan Year to the Eligible Employee’s Compensation for the Plan Year.  For purposes of determining an Eligible Employee’s Actual Deferral Ratio, the rules set forth in (i) through (viii) below shall apply.

(i)	Elective Contributions shall be taken into account only if each of the following requirements are satisfied:

(A) the Elective Contribution (I) is allocated to the Eligible Employee’s Elective Contribution Account as of a date within the Plan Year, (II) is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and (III) is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

(B) the Elective Contribution relates to Compensation that either would have been received by the Eligible Employee in the Plan Year but for the Eligible Employee’s election to defer under the Plan, or is attributable to services performed in the Plan Year and, but for the Eligible Employee’s election to defer, would have been received by the Eligible Employee’s within 2½ months after the close of the Plan Year.

(ii)
To the extent Elective Contributions which meet the requirements of (b)(i) above constitute Excess Deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any Nonhighly Compensated Employee.

(iii)
The Actual Deferral Ratio of a Highly Compensated Employee who is an eligible employee in more than one cash or deferred arrangement maintained by one or more Affiliated Employers for a Plan Year shall be calculated by treating all contributions (including elective, qualified nonelective and qualified matching contributions to the extent taken into account to determine the Actual Deferral Ratio) with respect to such Highly Compensated Employee under any such arrangement as being made under the cash or deferred arrangement being tested. Thus, the Actual Deferral Ratio for such a Highly Compensated Employee is calculated by accumulating all contributions under any cash or deferred arrangement (other than a cash or deferred arrangement described in (iv) below) that would be taken into account under this Section for the Plan Year, if the cash or deferred arrangement under which the contribution was made applied this Section 11.4(b) and had the same plan year.

(iv)
Cash or deferred arrangements under plans that are not permitted to be aggregated under Regulation Section 1.401(k)-1(b)(4) (determined without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Regulation Section 1.401(k)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Regulation Section 1.410(b)-7(d)(5)) are not aggregated under this Section 11.4(b).

(v)
The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was eligible to make Elective Contributions.

(vi)
In the event that the Plan satisfies the requirements of Code Section 401(k), 410(a)(4) or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such Code Section only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Ratios as if all such plans were a single plan.

(vii)
A Qualified Nonelective Contribution made on behalf of an Eligible Employee shall be treated as an Elective Contribution to the extent permitted by Regulation Section 1.401(k)-2(a)(6).  A Qualified Nonelective Contribution cannot be taken into account in determining the Actual Deferral Ratio for a Plan Year for a Nonhighly Compensated Employee to the extent such Contribution exceeds the product of (i) the Nonhighly Compensated Employee’s Compensation, and (ii) the greater of (A) 5%, or (B) two times the Plan’s Representative Contribution Rate.  Any Qualified Nonelective Contribution taken into account under an Annual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the Representative Contribution Rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), shall not be taken into account for purposes of this Section 11.4 (including the determination of the Representative Contribution Rate.  Notwithstanding the foregoing, a Qualified Nonelective Contribution made in connection with a Participating Employer’s obligation to pay prevailing wages under the Davis-Bacon, Service Contract Act of 1965, Public Law 89-286 or similar legislation can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such Contribution does not exceed 10% of that Nonhighly Compensated Employee’s Compensation.

(viii)
A Qualified Nonelective Contribution shall not be taken into account to determine an Actual Deferral Ratio to the extent such Contribution is taken into account for purposes of satisfying any other ADP Test or the requirements of Regulations Section 1.401(k)-3 or 1.401(k)-4.  Thus, for example, if the Plan switches from the current year testing method to the prior year testing method pursuant to Regulations Section 1.401(k)-2(c), a Qualified Nonelective Contribution taken into account under the current year testing method for a Plan Year may not be taken into account under the prior year testing method for the next year.

(c) Actual Deferral Percentages.  Each Plan Year, the Actual Deferral Ratio for each Eligible Employee who is a member of the Highly Compensated Group shall be averaged to determine the Actual Deferral Percentage for the Highly Compensated Group for the Plan Year, and the Actual Deferral Ratio for each Eligible Employee who is a member of the Nonhighly Compensated Group shall be averaged to determine the Actual Deferral Percentage for Nonhighly Compensated Group for the Plan Year.  Notwithstanding the foregoing and any other inconsistent provisions of the Plan to the contrary, in accordance with Section 1433(c) of the Small Business Job Protection Act of 1996 and Internal Revenue Service Notice 98-1, the prior year testing method shall be used for purposes of performing the ADP Test beginning with the Plan Year beginning on December 31, 2001.  The current year testing method shall be used for purposes of performing the ADP Test beginning with the Plan Year beginning on January 1, 2003.

(d) ADP Test.  Each Plan Year, the Plan shall satisfy one of the following tests of Code Section 401(k)(3):

(i)	The Actual Deferral Percentage for the Highly Compensated Group for the Plan Year shall not exceed 125% of the Actual Deferral Percentage for the Nonhighly Compensated Group for the Plan Year; or

(ii)
The excess of the Actual Deferral Percentage for the Highly Compensated Group for the Plan Year over the Actual Deferral Percentage for the Nonhighly Compensated Group for the Plan Year does not exceed two percentage points, and the Actual Deferral Percentage for the Highly Compensated Group for the Plan Year does not exceed twice the Actual Deferral Percentage for the Nonhighly Compensated Group for the Plan Year.

(e) Adjustments by Administrator.  If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code Section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate.  Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

(f) Excess Contributions.  If the ADP Test has not been satisfied for a Plan Year after all Elective Contributions for the Plan Year have been made, the Administrator shall determine the amount of Excess Contributions with respect to Eligible Employees who are Highly Compensated Employees in the manner prescribed by Code Section 401(k)(8) and by applicable Regulations.

(g) Distribution of Excess Contributions.  A Participant’s Excess Contributions, adjusted for income for the Plan Year (and the Gap Period with respect to distributions of Excess Contributions made for the Plan Years beginning before January 1, 2008), shall be designated by the Participating Employer as a distribution of Excess Contributions and distributed to the Participant.  The income allocable to Excess Contributions shall be determined using one of the methods described in Section 11.3(d) hereof.

(h) Special rules.  For purposes of distributing Excess Contributions, the amount distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of Excess Deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

(i) Recordkeeping requirement.  The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the ADP Test, including the extent to which Qualified Nonelective Contributions are taken into account in determining the Actual Deferral Ratios.

11.5 Code Section 401(m)(2) Limits.  The Code Section 401(m)(2) limits are incorporated into this Plan by reference, and the multiple use test described in Regulation Section 1.401(m)-2(b)(3) shall not apply for Plan Years beginning after December 31, 2001.

ARTICLE 12.
SPECIAL TOP-HEAVY PROVISIONS

12.1 Provisions to Apply.  Notwithstanding any other provision of the Plan, the provisions of this Article 12 shall apply for any top-heavy Plan Year with respect to all Employees other than Bargaining Unit Employees.

12.2 Minimum Contribution.  For any Plan Year which is a top-heavy plan year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not had a Severance from Employment by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year.  The minimum contribution shall, in general, equal 3% of each such Participant’s Compensation, but shall be subject to the following special rules:

(a) Alternative Minimum Contribution.  If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Matching Contributions (if any), Profit Sharing Contributions, if any, and Qualified Nonelective Contributions, if any, is equal to less than 3% of the key employee’s Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees.  This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

(b) No Minimum Contribution.  No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliated Employer which meets the vesting requirements of Code Section 416(b) and under which the Participant receives the top-heavy minimum contribution.

(c) Coordination with Defined Benefit Plan.  If a Participant is also covered by a top-heavy defined benefit plan of an Affiliated Employer, “5%” shall be substituted for “3%” above in determining the minimum contribution.

(d) Minimum Contribution Offset.  The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Profit Sharing Contributions and any Qualified Nonelective Contributions, but not any other type of contribution otherwise made for the Participant’s benefit for such year.  Notwithstanding the foregoing, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan for Plan Years beginning after December 31, 2001. The preceding sentence shall apply with respect to Matching Contributions hereunder or, if the Plan provides that the minimum contributions requirements shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirement shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(e) Treatment of Minimum Contributions.  If additional minimum contributions are required under this Section 12.2, such contributions shall be credited to the Participant’s Profit Sharing Contribution Account.

(f) Allocation of Minimum Contributions.  A minimum contribution required under this Section 12.2 shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) Compensation less than a stated amount.

(g) Limitation on Compensation.  For any Plan Year beginning after December 31, 2001, in which the Plan is a top heavy plan, a Participant's annual Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) shall be disregarded for purposes of the Plan.

12.3 Definitions.  For purposes of these top-heavy provisions, the following terms have the following meanings:

(a) Key Employee.  The term “key employee” means an Employee described in Code Section 416(i)(l), and “non-key employee” means any employee who is not a key employee (including Employees who are former key employees).  For purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years, “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of an Affiliated Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Affiliated Employer, or a 1-percent owner of the Affiliated Employer having annual Compensation of more than $150,000.  The determination of who is a “key employee” will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder.

(b) Top-Heavy Plan Year.

(i)	The term “top-heavy plan year” means a Plan Year if any of the following conditions exist:

(A) The top-heavy ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

(B) This Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%; or

(C) The Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

(c) Top-Heavy Ratio.  The term “top-heavy ratio” means as follows.

(i)
If the Affiliated Employers maintain one or more defined contribution plans (including any simplified employee pension plan) and the Affiliated Employers have not maintained any defined benefit plan which, during the five-year period ending on the determination date(s), has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the five-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the five-year period ending on the determination date(s)), both computed in accordance with Code Section 416.  Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code Section 416.

(ii)
If the Affiliated Employers maintain one or more defined contribution plans (including any simplified employee pension plan) and the Affiliated Employers maintain or has maintained one or more defined benefit plans which, during the five-year period ending on the determination date(s), has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

(iii)
For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Affiliated Employer maintaining the plan at any time during the five-year period ending on the determination date will be disregarded.  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416.  Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(iv)
The accrued benefit of a Participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Affiliated Employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(v)
For purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years, the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period”.  The accrued benefits and accounts of any individual who has not performed services for the Affiliated Employers during the one-year period ending on the determination date shall not be taken into account.

(vi)
For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest and mortality rates specified in the defined benefit plan(s), if applicable.

(vii)
For this purpose, a plan that consists solely of (A) a cash or deferred arrangement meeting the requirements of Code Section 401(k)(12) or 401(k)(13), and (B) matching contributions with respect to which the requirements of Code Section 401(m)(11) or (12)  are met, shall not be considered a “top heavy plan.”  If a plan described in this paragraph would otherwise be a “top heavy plan” but for this paragraph, because it is a member of an aggregation group  which is a top heavy group, contributions under the plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 12.2 hereof.

(d) Permissive Aggregation Group.  The term “permissive aggregation group” means the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e) Required Aggregation Group.  The term “required aggregation group” means (i) each qualified plan of the Affiliated Employers in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Affiliated Employers which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410(b).

(f) Valuation Date.  The term “valuation date” shall be the last day of the applicable Plan Year.

(g) Determination Date.  The term “determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan.  The term “applicable determination date” means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

(h) Employee.  The term “employee” means a common law employee of an Affiliated Employer.

ARTICLE 13.
MISCELLANEOUS

13.1 Exclusive Benefit Rule.  No part of the corpus or income of the Trust allocable to the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

13.2 Limitation of Rights.  Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer or Administrator or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby.  It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

13.3 Nonalienability of Benefits.  The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law, except that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefit shall be paid, and such Account segregated, in accordance with the applicable requirements of such Order.  In addition, the Account balance may be pledged as security for a loan from the Plan in accordance with the Plan’s loan procedures.  Furthermore, notwithstanding any provisions of this Section 13.3 to the contrary, the benefits provided hereunder to a Participant may be offset pursuant to either (i) a judgment, (ii) an order, (iii) a decree, or (iv) a settlement agreement, any of which satisfies the conditions of Code Section 401(a)(13)(C); provided the conditions of Code Section 401(a)(13)(C) and (D) are met.

13.4 Adequacy of Delivery.  Any payment to be made under the Plan by the Trustee may be made by check.  Mailing to a person or persons entitled to distributions hereunder at the addresses designated by the Participating Employer or Administrator shall be adequate delivery by the Trustee of such distributions for all purposes.  In the event the whereabouts of a person entitled to benefits under the Plan cannot be determined after diligent search by the Administrator, the Administrator may place the benefits in a federally insured, interest-bearing bank account opened in the  name of such person.  Such action shall constitute a full distribution of such benefits under the terms of the Plan and Trust.

13.5 Reclassification of Employment Status.  Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of a Participating Employer shall not be eligible to participate in the Plan.  However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of a Participating Employer, the individual shall be eligible to participate in the Plan as of the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder).  If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.

13.6 Governing Law.  The Plan and Trust will be construed, administered and enforced according to the laws of Connecticut to the extent such laws are not preempted by ERISA.

ARTICLE 14.
DEFINITIONS

Wherever used in the Plan, the following terms have the following meanings:

14.1 “ADP Test” means the test set forth in Section 11.4(d) hereof.

14.2 “Account” means, for any Participant, an account established under Section 4.1 hereof to which Contributions made for the Participant’s benefit, and any allocable income, expense, gain and loss are allocated.

14.3 “Actual Deferral Ratio” means the ratio determined under Section 11.4(b) hereof.

14.4 “Administrator” means the Company.  Effective October 1, 2009, the Administrator shall be the Cenveo Corporation Administrative Committee.

14.5 “Affiliated Employer” means (a) the Company, (b) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Company is also a member, (c) any trade or business, whether or not incorporated, that is under common control (as defined in Code Section 414(c)) with the Company, (d) any trade or business that is a member of an affiliated service group (as defined in Code Section 414(m)) of which the Company is also a member, or (e) to the extent required by Regulations issued under Code Section 414(o), any other organization; provided, that the term “Affiliated Employer” shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of, (b), (c), (d) or (e) above.  In identifying any “Affiliated Employers” for purposes of the Code Section 415 limits, the definitions in Code Sections 414(b) and (c) shall be modified as provided in Code Section 415(h).

14.6 “Applicable Contribution Rate” means, with respect to an Eligible Employee who is a Nonhighly Compensated Employee, the amount of the Qualified Nonelective Contribution made for the Eligible Employee for a Plan Year, divided by the Eligible Employee’s Compensation for the Plan Year.

14.7 “Bargaining Unit Employee” means any Employee who is a member of a unit or group of Employees whose employment is covered by a CBA as set forth in Schedule C hereto.

14.8 “Beneficiary” means any person entitled to receive benefits under the Plan upon the death of a Participant.

14.9 “Business Day” means each day on which the New York Stock Exchange is open for trading.

14.10 “CBA” means a collective bargaining agreement to which a Participating Employer is a party, as set forth in Schedule C hereto.

14.11 “Catch-Up Contribution” means an Elective Contribution made pursuant to Section 3.4 hereof.

14.12 “Cenveo Common Stock” means common stock of Cenveo, Inc.

14.13 “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any  legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

14.14 “Company” means Cenveo Corporation.

14.15 “Compensation” means as follows:

(a) For purposes of Sections 11.2 ( Code Section 415 limits), Section 14.29 (definition of the  term “Highly Compensated Employee”) and Article 12 (top heavy rules) hereof, the term “Compensation” means a Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Affiliated Employers to the extent that the amounts are includible in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, and increased by any such amounts that would have been received by the individual from the Affiliated Employers but for an election under Code Sections 125, 402(c)(3), 402(h) or 403(b), but not including those items excludable from the definition of compensation under Regulation Section 1.415-2(d)(3).  For Plan Years beginning on and after January 1, 2008, the term “Compensation” shall also include compensation paid by the later of 2 1/2 months after a Participant’s Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment if the payment is:  (i) regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a Severance from Employment, the payments would have been paid to the Participant while the Participant continued in employment with the Affiliated Employers; or (ii) for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment with the Affiliated Employers had continued.  Any payments not described in the foregoing sentences of this Section 14.15(a) shall not be considered “Compensation” if paid after Severance from Employment, even if they are paid by the later of 2½ months after the date of Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment.

(b) For purposes of Section 11.4(b) (determining Actual Deferral Ratios hereunder), the term “Compensation” has the same meaning as set forth in Code Section 414(s) and shall include elective deferrals made by Participating Employers that are not included in income under Code Sections 125, 402(c)(3), 402(h) or 403(b).

(c) For all purposes under the Plan other than those set forth in (a) and (b) above, the term “Compensation” has the same meaning as under (a) above, reduced by disability benefits received from a third party; reimbursement of expenses; payments made as a result of transfer, relocation or auto allowance; severance pay; or payments as a result of any option granted to purchase Cenveo Common Stock.

(d) To the extent required by Code Section 414(v)(12)(A), the term “Compensation” shall include Differential Wage Payments to an Employee from a Participating Employer for purposes of (a) through (c) above.

(e) The term “Compensation” shall include only that compensation actually paid to the Participant during the applicable Plan Year.  For all purposes under the Plan, Compensation for any individual shall be limited for any Plan Year to $200,000, as adjusted by the Secretary of the Treasury under Code Section 401(a)(17)(B).  Except as provided under applicable Regulations under Code Section 401(a)(17), if the period for determining Compensation used in calculating a Participant’s allocation for a determination period is shorter than 12 months, the annual Compensation limit shall be an amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is 12.

14.16 “Compensation Reduction Authorization” means an authorization from an Eligible Employee to a Participating Employer which satisfies the requirements of Section 2.3 hereof.

14.17 “Disability” means a medically determinable physical or mental impairment which makes a Participant unable to engage in any substantial gainful activity and can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  Notwithstanding the foregoing, a Participant shall be determined to have a Disability only if the Participant is determined to be disabled for purposes of Title II of the federal Social Security Act.

14.18 “Differential Wage Payment” means any payment that is made after December 31, 2008, by a Participating Employer to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days, and represents all or a portion of the wages the individual would have received from the Participating Employer if the individual were performing services for the Participating Employer.

14.19  “Elective Contribution” means a contribution made to the Plan for the benefit of an Eligible Employee pursuant to a Compensation Reduction Authorization.

14.20 “Elective Contribution Account” means an Account to which Elective Contributions are allocated.

14.21 “Eligible Employee” means, any Employee who has satisfied the eligibility requirements of Section 2.1 hereof.  In no event shall a Leased Employee become an Eligible Employee until he or she actually becomes an Employee and satisfies the requirements of Section 2.1 hereof taking into consideration Hours of Service he or she completed as a Leased Employee.

14.22 “Employee” means any common law employee of a Participating Employer.

14.23 “Entry Date” means the Business Day coinciding with or following the first day of each calendar month.

14.24 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

14.25 “ESOP Account” means an Account to which a Participant’s prior account balance under the Mail-Well Employee Stock Owner Plan is allocated.

14.26 “Excess Contributions” means, with respect to a Plan Year, the amount of excess Elective Contributions apportioned to a Highly Compensated Employee pursuant to Section 11.4(f) hereof.

14.27 “Excess Deferrals” means the excess of a Participant’s total “elective deferrals” (within the meaning of Code Section 402(g)) for a taxable year, over the Code Section 402(g) limit on elective deferrals for the taxable year.

14.28 “Gap Period” means the period between the end of a Plan Year and the date of distribution of Excess Deferrals or Excess Contributions, if any, for the Plan Year.

14.29  “Highly Compensated Employee” means, with respect to a Plan Year, each individual employed by an Affiliated Employer who (i) during such Plan Year is a 5% owner (within the meaning of Code Section 414(q)), or (ii) during the preceding Plan Year received Compensation in excess of $80,000 (as adjusted by the Secretary pursuant to Code Section 415(d)) and was in the "top paid group" within the meaning of Code Section 414(q).

14.30 “Highly Compensated Group” means, with respect to a Plan Year, all Eligible Employees who are Highly Compensated Employees for the Plan Year.

14.31 “Hour of Service” means, with respect to any Employee:

(a) Each hour for which the Employee is paid or entitled to payment for the performance of duties for an Affiliated Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

(b) Each hour for which the Employee is directly or indirectly paid or entitled to payment by any Affiliated Employer (including payments made or due from a trust fund or insurer to which the Affiliated Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the computation period in which such period of time occurs, subject to the following rules:

(i)	No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

(ii)
Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(iii)
If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the number of Hours of Service credited with respect to such period shall be allocated between not more than the first two such periods based on the amount of the payment divided by the Employee’s most recent hourly rate of Compensation before the period during which no duties were performed.

(c) Each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by any Affiliated Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth therein;

(d) Each noncompensated hour while an Employee during a period of absence from any Affiliated Employer in the armed forces of the United States if the Employee returns to work for any Affiliated Employer at a time when he or she has reemployment rights under federal law, and each noncompensated hour while an Employee on an unpaid leave of absence granted by the Employer; and

(e) Solely for purposes of Section 5.5 hereof, each hour not counted under paragraph (a) or (b) above for which the Employee is absent from work for maternity or paternity reasons, provided that no more than 501 Hours of Service shall be credited under this paragraph (e) to the Employee.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(f) Hours of Service to be credited to an Employee under (a), (b) and (c) above will be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference.  Hours of Service to be credited to an Employee during a period described in (d) and (e) above will be determined by the Administrator with reference to the individual’s most recent normal work schedule, or at the rate of eight hours per day in the event the Administrator is unable to establish such schedule.

14.32 “Investment Committee” means the Cenveo Corporation Investment Committee.

14.33 “Investment Manager” means an investment manager within the meaning of ERISA Section 402(a)(2).  An investment manager must be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.

14.34 “Leased Employee” means any person who is not a common law employee of a recipient of the leased employee’s services (the “Recipient”) if (a) such services are provided pursuant to an agreement between the Recipient and any other person (the “Leasing Organization”), (b) such person has performed such services for the Recipient (or for the Recipient and related persons) on a substantially full-time basis for a period of at least one year, and (c) such services are performed under the primary direction or control by the Recipient.

14.35 “Matching Contribution” means a contribution made by a Participating Employer pursuant to Section 3.2 hereof

14.36 “Matching Contribution Account” means an Account to which Matching Contributions are allocated.

14.37 “Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

14.38 “Nonhighly Compensated Group” means, with respect to a Plan Year, all Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

14.39 “Normal Retirement Age” means age 65 unless otherwise specified on Schedule B hereto.

14.40 “Participant” means each Eligible Employee who participates in the Plan pursuant to its provisions, and each other individual who has an Account under the Plan.

14.41 “Participating Employer” means the Company and each other Affiliated Employer listed on Schedule A attached hereto.

14.42 “Period of Service” means, with respect to any Employee, the aggregate of all time periods commencing with the Employee’s first day of employment or reemployment with an Affiliated Employer and ending on the date a break in service begins.  The first day of employment or reemployment is the first day the Employee performs an Hour of Service.  An Employee will also receive credit for any period of severance of less than 12-consecutive months.  Fractional periods of a year will be expressed in terms of days.  In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a break in service.  For purposes of this Section,

(a) an absence from work for “maternity or paternity” reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(b) a “break in service” is a period of severance of at least 12-consecutive months; and

(c) a “period of severance” is a continuous period of time during which the Employee is not employed by an Affiliated Employer.  Such period begins on earliest of (i) the date the Employee retires, quits or is discharged (ii) the 12-month anniversary of the date on which the Employee was otherwise first absent from service for reason other than maternity or paternity reasons, or (iii) the 24-month anniversary of the date on which the Employee was first absent for maternity or paternity reasons.

(d) In the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under the paragraph during which the Employee has reemployment rights with respect to the Affiliated Employers under federal law.

14.43 “Plan” means the Cenveo 401(k) Savings and Retirement Plan set forth herein, and all subsequent amendments thereto.

14.44 “Plan Year” means the 12-consecutive month period commencing on January 1 and ending on December 31.

14.45 “Predecessor Employer” means any trade or business acquired by a Participating Employer, or any entity from which a Participating Employer has acquired substantially all of its assets.

14.46 “Profit Sharing Contribution” means a contribution made for the benefit of an Eligible Employee pursuant to Section 3.3 hereof.

14.47 “Profit Sharing Contribution Account” means an account to which Profit Sharing Contributions are allocated.

14.48 “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a “qualified domestic relations order” within the meaning of Code Section 414(p).  A judgment, decree or order may still be considered to be a Qualified Domestic Relations Order if it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.  Effective April 6, 2007, a domestic relations order shall not fail to be a Qualified Domestic Relations Order solely because (i) the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order, or (ii) of the date on which the order is issued, including issuance after a Participant’s annuity starting date or death.  An order described in the foregoing sentence shall be subject to the same requirements and protections that apply to Qualified Domestic Relations Orders, including the provisions of Code Section 414(p)(7).

14.49 “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and to the Employer.

14.50 “Qualified Nonelective Contribution” means a contribution made by a Participating Employer for the benefit of an Eligible Employee pursuant to Section 3.5 hereof.  A Qualified Nonelective Contribution is a nonelective, nonmatching discretionary employer contribution allocated to an Eligible Employee’s QNEC Account that (i) the Eligible Employee may not elect to receive in cash until distributed from the Plan; (ii) is nonforfeitable when made to the Plan; (iii) is distributable only in accordance with the distribution provisions (other than hardship distributions) applicable to Elective Contributions; and (d) is designated by the Company as a Qualified Nonelective Contribution.

14.51 “QNEC Account” means an Account to which Qualified Nonelective Contributions are allocated.

14.52 “Regulation” means a regulation issued by the Department of Treasury, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, or similar pronouncement issued by the Internal Revenue Service.

14.53 “Representative Contribution Rate” means, with respect to a Plan Year, the lowest Applicable Contribution Rate of any Eligible Employee who is a Nonhighly Compensated Employee among a group of Nonhighly Compensated Employees that consists of at least 50% of all Eligible Employees who are Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest Applicable Contribution Rate of any Eligible Employee in the Nonhighly Compensated Group who is employed by a Participating Employer on the last day of the Plan Year).

14.54 “Required Beginning Date” means the later of (a) April 1 of the calendar year following the calendar year in which a Participant attains age 70½, or (b) in the case of a Participant who is not a “5% owner,” (as defined in Code Section 416), April 1 of the calendar year following the calendar year in which the Participant retires.

14.55 “Rollover Contribution” means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in the Plan.

14.56 “Rollover Contribution Account” means an account to which Rollover Contributions are allocated.

14.57 “Severance from Employment” means an Employee’s termination of employment with the Affiliated Employers.  An Employee does not have a Severance from Employment if, in connection with a change of employment, (a) the Employee’s new employer maintains the Plan with respect to the Employee (as described in Regulation Section 1.40(k)-1(d)(2), or (b) the Employee becomes a Leased Employee.

14.58 “Trust” means the trust established under Section 3.11 hereof.

14.59 “Trustee” means the person or persons who are at any time acting as trustee under the Trust.

14.60 “Union 401(k) Plan” means the Cenveo 401(k) Savings and Retirement Plan for Union Employees, as in effect on June 12, 2008.  The Union 401(k) Plan merged into this Plan on June 13, 2008.

14.61 “Valuation Date” means each day on which the New York Stock Exchange is open for trading.

14.62 “Year of Service for Participation” means a computation period during which any Employee completes at least 1,000 Hours of Service.  For purposes of determining a Year of Service for Participation, the initial computation period shall be the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service (the “employment commencement date”).  If necessary, the succeeding computation periods shall commence with the first Plan Year which commences prior to the first anniversary of the Employee’s employment commencement date.

14.63 “Year of Service for Vesting” means a Period of Service of one full year.  The following special rules shall apply:

(a) Unless otherwise provided in Schedule B, in the event the Company acquires a business of another employer, through an acquisition either of assets or stock of such other employer, an Employee who was employed by such other employer immediately prior to such acquisition shall not have his or her prior service with such other employer taken into account.

(b) A Leased Employee shall accrue Years of Service for Vesting purposes and shall be credited with such Years of Service for Vesting upon hire by a Participating Employer as a common law employee.

APPENDIX A

MINIMUM REQUIRED DISTRIBUTIONS

Section 1.  General Rules

1.1	Effective Date. The provision of this appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2	Precedence. The requirements of this appendix will take precedence over any inconsistent provisions of the plan.

1.3
Requirements of Treasury Regulations Incorporated.  All distributions required under this appendix will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.4
TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this appendix, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242 (b)(2) of TEFRA

Section 2.  Time and Manner of Distribution.

2.1	Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's required beginning date.

2.2
Death of Participant Before Distributions Begin.  If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)
If the participant's surviving spouse is the participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70½, if later.

(b)
If the participant's surviving spouse is not the participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c)
If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(d)
If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant's required beginning date.  If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a).  If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

Appendix A-1

2.3
Forms of Distribution.  Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this appendix.  If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and Treasury regulations.

Section 3.  Required Minimum Distributions During Participant's Lifetime.

3.1
Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)
the quotient obtained by dividing the participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's age as of the participant's birthday in the distribution calendar year; or

(b)
if the participant's sale designated beneficiary for the distribution calendar year is the participant's spouse, the quotient obtained by dividing the participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the distribution calendar year.

3.2
Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death.

Section 4.  Required Minimum Distributions After Participant's Death.

4.1            Death On or After Date Distributions Begin.

(a)
Participant Survived By Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant's designated beneficiary, determined as follows:

(1)	The participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)
If the participant's surviving spouse is the participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant's death using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3)
If the participant's surviving spouse is not the participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

(b)
No Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the participant's remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

Appendix A-2

4.2            Death Before Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary.  If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the remaining life expectancy of the participant's designated beneficiary, determined as provided in section 4.1

(b)
No Designated Beneficiary.  If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(c)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the participant dies before the date distributions begin, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a); this section 4.2 will apply as if the surviving spouse were the participant.

Section 5.  Definitions.

5.1
Designated beneficiary.  The individual who is designated as the beneficiary under the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2
Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date.  For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2.  The required minimum distribution for the participant's first distribution calendar year will be made on or before the participant's required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3	Life expectancy. Life expectancy as computed by use, of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4
Participant's account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5	Required beginning date. The date specified in section 14.53 the Plan.

Appendix A-3

Section 6.  2009 Required Minimum Distributions.

6.1           Notwithstanding the foregoing provisions of this Appendix A, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs, or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.  In addition, notwithstanding Section 8.7 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions in 2009.

Appendix A-4

SCHEDULE A

Participating Employers

(As of January 1, 2008)

200	QP Printexcel
204	Cenveo, Clarksville, TN (QP)
207	Cenveo, Fairhope, AL (QP)
211	Cenveo, Visalia, CA (QP)
214	Cenveo, Toledo, OH (QP), N. Detroit St.
215	Cenveo, Omaha, NE (QP)
217	Cenveo, New Albany, IN (QP)
218	Rx Technology, Joplin, MO
221	Printegra, Indianapolis, IN
223	Printegra, Arlington, TX
224	Printegra, Livermore, CA
225	Printegra, Fairport, NY
226	Printegra, Smyrna, GA
227	Printegra, Smyrna, GA (Synergy Label)
230	Printegra, Claysburg, PA
233	Printegra, Greensboro, NC
234	Printegra, Peachtree City, GA
235	Lightning Labels Denver, CO
300	Cenveo, Lake Zurich, IL
302	Cenveo, San Antonio, TX
303	Cenveo, St. Louis, MO (Watson Rd)
311	Cenveo, Toledo, OH (Coining Drive)
312	Cenveo, Baltimore, MD
323	Minneapolis West, MN (Country Rd) Non Union
326	Cenveo- GAC Portland, Wilson St.
327	Cenveo, GAC Portland, Wilson St. Union
331	Cenveo, Portland, NW Reed
333	Cenveo, Garland, TX
340	Cenveo, Amarillo, TX
352	Cenveo, Steubenville, OH
355	Cenveo, Minneapolis East, 3rd Ave
361	ColorGraphics, Los Angeles, CA
362	ColorGraphics, Costa Mesa, CA
363	ColorGraphics, San Francisco, CA
365	ColorGraphics, Seattle, WA
404	Cenveo, St. Paul, MN (QP)
407	Cenveo, Beresford, SD (QP)
408	Cenveo, St. George, UT (QP)
414	Cenveo, Jacksonville, FL
418	Cenveo, Cleveland, OH
419	Cenveo, Cleveland, OH Union
420	Cenveo, Kapolei, HI
421	Cenveo, Kapolei, HI Union
423	Cenveo, Clackamas, OR
424	Cenveo, Clackamas, OR Union

Schedule A-1

427	Quality Park Wisco Envelope, Tullahoma
430	Cenveo Buffalo, Orchard Park, NY
Cenveo, Chicago, IL
433	Cenveo, Omaha, NE
436	Cenveo, Santa Fe Springs, CA
437	Cenveo, Santa Fe Springs, CA Union
445	Cenveo, Dallas, TX
448	Cenveo, Kent, WA
449	Cenveo, Jersey City, NJ
450	Cenveo, Jersey City, NJ Union
453	Cenveo, Sacramento, CA
472	Cenveo, Exton, PA
480	CEM, Deer Park, NY
482	CEM, Kirksville, MO
483	CEM, Altoona, PA
484	CEM, Altoona, PA (Union)
501	Cadmus Whitehall Group, Charlotte, NC
502	Cadmus PSG Columbia Content, Columbia, MD
503	Cadmus PSG Easton, MD
504	Cadmus PSG Lancaster, PA
505	Cadmus PSG Lancaster, PA Union
506	Cadmus DPS-Ephrata, PA
507	Cadmus PSG Richmond, VA-Print
508	Cadmus PSG Richmond, VA-Content
509	Cadmus PSG Easton, PA
510	Cadmus PSG Easton, PA Union
511	Cadmus PSG Port City Press, Pikesville, MD
513	LexisNexis, Charlottesville, VA
514	LexisNexis, Conklin, NY
516	Cadmus PSG Richmond, VA
517	Cadmus PSG Columbus, OH Content
518	Cadmus PGS Lancaster, PA - Union 4C
519	REX
601	Cenveo, Sidney, OH
603	Cenveo, Nashville, TN
999	Cenveo Corporate Office

Schedule A-2

SCHEDULE B

Special Provisions Regarding Former Participants in Other Plans and Certain Employees

This Schedule B contains special provisions regarding (i) former participants in other plans whose accounts under the other plans were transferred to this Plan, and (ii) certain employees.  With respect to a Participant account transferred from another plan to this Plan, all benefits, rights and features that are required to be protected under Code Section 411(d)(6) (excluding any optional form of benefit permitted to be eliminated pursuant to Regulations thereunder) in connection with such transfer are protected under the Plan and are set forth under Schedule B.

Schedule B-1

SCHEDULE B-1

Valco Graphics, Inc.

(The Valco Graphics, Inc. Profit Sharing and 401(k) Plan & Trust has not been merged into this Plan as of the date of creation of this section of Schedule B.)

Plan Section	Plan Provision

14.45	Year of Service for Vesting means
For purposes of vesting in the Plan, Years of Service prior to July 7, 2004, attributable to an employee in connection with hours of service rendered for Valco Graphics, Inc., shall be counted: under the Plan.

Schedule B-1-1

SCHEDULE B-2

Valco Graphics, Inc.. Salary Deferral Plan and Trust

Effective December 1, 2004, the Valco Graphics, Inc.. Salary Deferral Plan and Trust was merged into this Plan.

PLAN SECTION	PLAN PROVISION
2.1(c) and (d)	Date of Participation
For purposes of eligibility to participate in the Plan, periods of service prior to June 30, 2004 attributable to an employee in connection with hours of service rendered for Valco Graphics, Inc. shall be counted under the Plan.

3.3(a)	Matching Contributions
For purposes of determining whether a Participant has completed a Period of Service of six months and thus is entitled to Matching Contributions under the Plan, a Participant who was employed by Valco Graphics, Inc. ("Valco") immediately prior to the acquisition of Valco by Cenveo Commercial, Inc., shall have his or her prior service with Valco taken into account as if it were service with a Participating account as if it were service with a Participating Employer.

6.8(b)	Withdrawals by Certain Former Participants in Other Plans	Transfer contributions made to the Valco Graphics, Inc. Salary Deferral Plan and Trust shall be distributable at any time.
8.1	Separation from Service for Reasons Other Than Death (Optional Forms of Benefits)	Qualified Joint and Survivor Annuity and Single Life Annuity.
8.4	Distributions After Death	Qualified Preretirement Survivor Annuity and Qualified Joint and Survivor Annuity if Participant was married at time of death.
14.45	Year of Service for Vesting means	For purposes of vesting in the Plan, periods of service prior to June 30, 2004 attributable to an employee in connection with hours of service rendered for Valco, shall be counted under the Plan.

Schedule B-2-1

SCHEDULE B-3

Mail-Well Employee Stock Ownership Plan

Effective August 2, 2004, the Mail-Well Employee Stock Ownership Plan was merged into this Plan.

Plan Section	Plan Provision
8.1	Separation from Employment - for Distributions and Transactions after 12/31/01 for Reasons Other than Death	For purposes of the right to receive a distribution in Cenveo Common Stock, any and all Cenveo Common Stock held under an ESOP Account shall always retain this form of distribution.

4.3(a)	Investment of Accounts
The right to diversify investments by former ESOP participants over the age of 55 with ten (10) years of participation in the ESOP is preserved.. All participants in the ESOP may diversify 100% of their account balances as of the effective date of the merger.

8.1	Separation from Employment - for Distributions and Transactions after 12/31/01 for Reasons Other than Death
In the event that Cenveo Common Stock is no longer readily tradable on an established market, the Company shall issue a "Put Requirement" with respect to any and all Cenveo Common. Stock held in a Participant’s ESOP Account, in accordance with Section 7.11 of the Mail-Well Employee Stock Ownership Plan.

Schedule B-3-1

SCHEDULE B-4

Apico Corporation of Girard Profit Sharing Plan

Plan Section	Plan Provision
3.2(a)	Matching Contributions
For purposes of determining whether a Participant has completed a Period of Service of six months and thus is entitled to Matching Contributions under the Plan, a Participant  who was employed by Apico Corporation ("Apico") immediately prior to the acquisition of Apico by Cenveo Corporation, shall have his or her prior service with Apico taken into account as if it were service with a Participating Employer.

14.45	Year of Service for Vesting	For purposes of vesting in the Plan, Years of Service prior to October 26, 1998, attributable to an employee in connection with hours of service rendered for Apico, shall be counted under the Plan.
8.1	Separation from Service for Reasons Other Than Death (Optional Forms of Benefits)	Qualified 50% Joint and Survivor Annuity and Installments.
8.4	Distributions After Death
Qualified 100% Preretirement Survivor Annuity.
Such forms of benefit were eliminated from the Apico Plan as of November 1, 2005, but shall remain protected benefits of the Apico Plan under Code Section 411(d)(6) for the time period required in Treas. Reg. Section 1.411(d)-4 Q&A-2(e)(1)(ii).

Schedule B-4-1

SCHEDULE B-5

Pfingsten Partners 401(k) Plan (the “Pfingsten Plan”)

Effective November 1, 2006, the assets of certain account balances from the Pfingsten Partners 401(k) Plan (the “Pfingsten Plan”) were transferred into this Plan

Plan Section	Plan Provision
3.2(a)	Matching Contributions
For purposes of determining whether a Participant has completed a Period of Service of six months and thus is entitled to Matching Contributions under the Plan, a Participant who was employed by Rx Label Acquisition Corporation ("Rx Label") immediately prior to the acquisition of Rx Label by Cenveo Corporation, shall have his or her prior service with Rx Label taken into account as if it were service with a Participating Employer.

3.3	Profit Sharing Contributions
For purposes of determining whether a Participant has completed 1,000 Hours of Service and is thus eligible for a Profit Sharing Contribution, a Participant who was employed by Rx Label Acquisition Corporation ("Rx Label") immediately prior to the acquisition of Rx Label by Cenveo Corporation, shall have his or her hours of service with Rx Label taken into account as if it were service with a Participating Employer.

6.8	Withdrawals by Certain Former Participants in Other Plans	For any Participants who were formerly participants in the Convergent Label Technology 401(k) Profit Sharing Plan, an in-service withdrawal right of all vested Accounts due to Disability.
14.11	Early Retirement Date
For a Participant for whom amounts have been transferred under Section 4.6 from the Pfingsten Plan, Early Retirement Date means age 55. Any unvested Accounts of a Participant who attains Early Retirement Date under this provision shall become 100% vested.

Schedule B-5-1

Plan Section	Plan Provision
14.45	Year of Service for Vesting
For purposes of vesting in the Plan, Years of Service prior to July 12, 2006 attributable to an employee in connection with hours of service rendered for Rx Label Acquisition Corporation and Convergent Label Technology, shall be counted under the Plan.

Schedule B-5-2

SCHEDULE B-6

Printegra Corporation 401(k) Plan

Effective July 1, 2007, the Printegra Corporation 401(k) Plan (the “Printegra Plan”) merged into this Plan.

Plan Section	Plan Provision
2.1(c)	Date of Participation
For purposes of eligibility to participate in the Plan, Periods of Service attributable to an employee in connection with hours of service rendered for Printegra Corporation ("Printegra”) shall be counted under the Plan.

3.2(a)	Matching Contributions
For purposes of determining whether a Participant has completed a Period of Service of six months and thus is eligible to receive Matching Contributions under the Plan, a Participant who was employed by Printegra immediately prior to the merger of the Printegra Plan into the Plan, shall have his or her prior service with Printegra taken into account as if it were service with a Participating Employer.

3.3	Profit Sharing Contributions
For purposes of determining whether a Participant has completed 1,000 Hours of Service and is thus eligible for an allocation of a Profit Sharing Contribution (if any), a Participant who was employed by Printegra immediately prior to the merger of the Printegra Plan into the Plan, shall have his or her hours of service with Printegra taken into account as if it were service with a Participating Employer.

8.1	Separation from Service for Reasons Other Than Death (Optional Forms of Benefits)	Installments

Schedule B-6-1

Plan Section	Plan Provision
14.45	Year of Service for Vesting	For purposes of vesting in the Plan, Years of Service prior to July 1, 2007 attributable to an employee in connection with hours of service rendered for Printegra shall be counted under the Plan.

Schedule B-6-2

SCHEDULE B-7

Valco Graphics, Inc. Salary Deferral Plan & Trust
(for Collectively Bargained Employees)

Effective July 1, 2007, the Valco Graphics, Inc. Salary Deferral Plan & Trust (for Collectively Bargained Employees) was merged into this Plan.

Plan Section	Plan Provision
3.2(b)	Matching Contributions	None provided under current collective bargaining agreement
8.1	Separation from Service for Reasons Other Than Death (Optional Forms of Benefits)	Installments, Annuity Contracts, Qualified Joint and Survivor Annuity and Single Life Annuity.
8.4	Distributions After Death	Qualified Preretirement Survivor Annuity and Qualified Joint and Survivor Annuity if Participant was married at time of death.
14.38 and Amendment for Required Minimum Distributions	Required Beginning Date	Transitional rules applicable to required minimum distributions under prior regulations.

Schedule B-7-1

SCHEDULE B-8

Cadmus Thrift Savings Plan

Effective August 1, 2007, the Cadmus Thrift Savings Plan (the “Cadmus Plan”) was merged into this Plan.

Plan Section	Plan Provision
2.1(c)	Date of Participation
For purposes of eligibility to participate in the Plan, Periods of Service attributable to an employee in connection with hours of service rendered for Cadmus Communications Corporation or a Participating Employer in the Cadmus Thrift Savings Plan (hereinafter collectively referred to as ("Cadmus") shall be counted under the Plan.

3.2(a)	Matching Contributions
For purposes of determining whether a Participant has completed a Period of Service of six months and thus is eligible to receive Matching Contributions under the Plan, a Participant who was employed by Cadmus immediately prior to the merger of the Cadmus Plan into the Plan, shall have his or her prior service with Cadmus taken into account as if it were service with a Participating Employer.

3.2(a)	Matching Contributions
For the period August 1, 2007 - December 31, 2007, for all Participants who work at former Lexis Nexus printing facilities in Charlottesville, VA or Conklin, NY, the Participating Employer shall make a Matching Contribution to the Trust on behalf of such Participants to the extent provided for in that certain Master Agreement for Print and Fulfillment Services dated February 5, 2007 between the Participating Employer and Matthew Bender & Company.

3.2(b), 3.3(b)	Matching Contributions, Profit Sharing Contributions
The Participating Employer shall make Matching Contributions and Profit Sharing Contributions to the extent provided for in the then current collective bargaining agreement between the Participating Employer and Communications Workers of America Local 70, Graphic Communications International Union Local 138B, Printers & Bindery Workers Union/CWA Local #222, and Graphic Communications International Union Local 4C (“Dockworkers”) and Graphic Communications International Union Local 4C (“Pressroom”).

Schedule B-8-1

Plan Section	Plan Provision
3.3(a)	Profit Sharing Contributions
For purposes of determining whether a Participant has completed 1,000 Hours of Service and is thus eligible for an allocation of a Profit Sharing contributions (if any), a Participant who was employed by Cadmus immediately prior to the merger of the Cadmus Plan into the Plan, shall have his or her hours of service with Cadmus taken into account as if it were service with a Participating Employer.

6.8(b)	Withdrawals by Certain Former Participants in Other Plans	In-service withdrawals from Voluntary Deductible Accounts and Voluntary Non-deductible Accounts
8.1	Separation from Service for Reasons Other Than Death (Optional Forms of Benefits)	Installments
8.1	Separation from Service for Reasons Other Than Death (Optional Forms of Benefits)
Single Life Annuity and 50% Joint and Survivor Annuity for Participants who were formerly participants in the Vaughan Printers, Inc. Employees Profit Sharing Plan and the TAPSCO, Inc. Retirement Plan and Trust

8.1	Separation from Service for Reasons Other than Death (Optional Forms of Benefit)	A 75% Joint and Survivor Annuity for Participants who were formerly participants in the TAPSCO, Inc. Retirement Plan and Trust
8.1	Separation from Service for Reasons other Than Death (Optional Forms of Benefits)	Any annuity form permitted under the TAPSCO, Inc. Retirement Plan and Trust for Participants who were formerly participants in the TAPSCO, Inc. Retirement Plan and Trust.
14.11	Early Retirement Age
Early Retirement Age means age 55 and 10 years of service for Participants other than a CWA Lancaster Typographical Union No. 70 Bargaining Participant, a GCIU Local 138B Bargaining Participant, and a Graphic Communications Union, Local 4C Bargaining Participant.

Schedule B-8-2

Plan Section	Plan Provision
14.11	Early Retirement Age
Early Retirement Age means age 55 for a CWA Lancaster Typographical Union No. 70 Bargaining Participant, a GCIU Local 138B Bargaining Participant, and a Graphic Communications Union, Local 4C Bargaining Participant.

14.45	Years of Service for Vesting	For purposes of vesting in the Plan, Years of Service prior to August 1, 2007 attributable to an employee in connection with hours of service rendered for Cadmus shall be counted under the Plan.

The above provisions in Sections 6.8(b), 8.1 and 14.11 of the Plan shall be administered in accordance with the corresponding provisions in the Cadmus Plan.

Schedule B-8-3

SCHEDULE B-9

Madison/Graham ColorGraphics, Inc. & Affiliated Corporation Employees’ Retirement Plan

Effective March 31, 2008, the Madison/Graham ColorGraphics, Inc. & Affiliated Corporation Employees’ Retirement Plan (the “ColorGraphics Plan”) merged into this Plan.

Plan Section/Article	Plan Provision
Section 2.1(a)	Date of Participation	Any individual who was a participant in the ColorGraphics Plan on March 31, 2008, shall become a Participant in the Plan on April 1, 2008, provided that he is an Eligible Employee on such date.
Section 2.1(c)	Date of Participation
For purposes of eligibility to participate in the Plan, an Employee of Madison/Graham ColorGraphics, Inc. or any other participating employer in the ColorGraphics Plan as of March 31, 2008, who is not expected to work 1,000 hours in a Plan Year shall receive credit, as of April 1, 2008, for (i) a number of Years of Service for Eligibility equal to the number of one-year Periods of Service credited to the Employee under the ColorGraphics Plan as of March 31, 2008, plus (ii) 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service during the period beginning on January 1, 2008, and ending on March 31, 2008 (provided that no duplication of credited service shall occur).

Section 3.4	Profit Sharing Contributions
For purposes of determining whether an Employee described in Section 2.1(c) above has completed 1,000 Hours of Service in 2008 and is thus eligible for an allocation of a Profit Sharing Contribution (if any) in 2008, the Employee shall be credited with 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service during the period beginning on January 1, 2008, and ending on March 31, 2008 (provided that no duplication of credited service shall occur).

Schedule B-9-1

Plan Section/Article	Plan Provision
Article 7	Loans to Participants
If a Participant has an outstanding loan transferred from the ColorGraphics Plan, such loan shall continue to be administered in accordance with its terms in effect on March 31, 2008, subject to such changes as the Administrator deems necessary or appropriate.

Section 14.22	Normal Retirement Age
Normal Retirement Age means age 55 for a Participant who was a participant in the ColorGraphics Plan on March 31, 2008, and who was credited with at least three years of service for vesting purposes under the ColorGraphics Plan as of such date.

Section 14.45	Years of Service for Vesting
A Participant’s Periods of Service shall include his or her periods of service with ColorGraphics, Inc. prior to April 1, 2008.  In no event, however, shall was a Participant’s Years of Service for Vesting under the Plan be less than the Participant’s years of service for vesting purposes under the ColorGraphics Plan as of March 31, 2008.

Schedule B-9-2

SCHEDULE B-10

Commercial Envelope Manufacturing Company 401(k) Plan

Special Provisions Relating to the Merger of the Commercial Envelope Manufacturing Company 401(k) Plan (the “Commercial Envelope Plan”) into the Cenveo 401(k) Savings and Retirement Plan (the “Plan”) Effective at 11:59 PM on December 8, 2008

Plan Section/Article	Plan Provision
Section 2.1(a)	Date of Participation
Any individual who was a participant in the Commercial Envelope Plan on December 8, 2008, shall become a Participant in the Plan on December 9, 2008, provided that he is an Eligible Employee on such date.

Section 2.1(c)	Date of Participation
For purposes of eligibility to participate in the Plan, an Employee of Commercial Envelope Manufacturing Co., Inc. or any other participating employer in the Commercial Envelope Plan as of December 9, 2008, who is not expected to work 1,000 hours in a Plan Year (i) shall receive credit, as of December 9, 2008, for a number of Years of Service for Eligibility equal to the number of one-year Periods of Service credited to the Employee under the Commercial Envelope Plan as of December 9, 2008, and (ii) shall receive credit for 2008 for 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service during the period beginning on January 1, 2008, and ending on December 9, 2008 (provided that no duplication of credited service shall occur).

Section 3.4	Profit Sharing Contributions
For purposes of determining whether an Employee described in Section 2.1(c) above has completed 1,000 Hours of Service in 2008 and is thus eligible for an allocation of a Profit Sharing Contribution (if any) in 2008, the Employee shall be credited with 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service during the period beginning on January 1, 2008, and ending on December 9, 2008 (provided that no duplication of credited service shall occur).

Section 5.2	Deferred Vesting of Matching, Discretionary Profit Sharing, Nondiscretionary Profit Sharing Contribution and ESOP Accounts
A Participant who participated in the Heinrich Envelope, LLC 401(k) Savings Plan or the Berlin & Jones 401(k) Plan for Non-Union Employees prior to the mergers of such plans into the Commercial Envelope Plan shall be at all times 100% vested in amounts credited to the Participant’s Matching, Discretionary Profit Sharing, Non-Discretionary Profit Sharing or ESOP Account on or after December 9, 2008.

Article 7	Loans to Participants
If a Participant has an outstanding loan transferred from the Commercial Envelope Plan, such loan shall continue to be administered in accordance with its terms in effect on December 8, 2008, subject to such changes as the Administrator deems necessary or appropriate.

Schedule B-10-1

Plan Section/Article	Plan Provision
Section 14.45	Years of Service for Vesting
For purposes of determining Years of Service for Vesting, an Employee of Commercial Envelope Manufacturing Co., Inc. or any other participating employer in the Commercial Envelope Plan as of December 8, 2008, shall receive credit, as of December 9, 2008, for a period of service consisting of: (i) a number of years equal to the number of years of service credited to the Employee under the Commercial Envelope Plan as of December 31, 2007, plus (ii) the greater of (A) the period of time beginning on January 1, 2008 and ending on December 9, 2008, or (B) the service taken into account Commercial Envelope Plan as of December 9, 2008. In no event, however, shall a Participant’s Years of Service for Vesting under the Plan be less than the Participant’s years of service for vesting purposes under the Commercial Envelope Plan as of December 9, 2008.

Schedule B-10-2

SCHEDULE C

Collective Bargaining Agreements To Which Participating Employers Are Parties as of January 1, 2008

Location	City & State of Facility	Union Name
419	Cleveland, OH	International Association of Machinists and Aerospace Worker, AFL-CIO, District 54,Local Number 439
421	Kapolei, Hawaii	GCIU Local 501-M
424	Clackamas, OR	Teamsters District Council No. 2 Local 747-M
437	Santa Fe Springs, CA Union	Graphic Communications Union District Council No. 2 Local 388-M AFL-CIO
450	Jersey City, NJ	Paper, Allied-Industrial, Chemical & Energy Workers International Union, AFL-CIO, CLC Local 1-0318
484	Altoona, PA
505	Lancaster, PA	GRAPHIC COMMUNICATIONS INTERNATIONAL UNION Local 4C, Local 70 and Local 138B
510	Easton, PA	Printers and Binders Union CWA Local 222
518	Lancaster, PA - Union 4C	GRAPHIC COMMUNICATIONS INTERNATIONAL UNION LOCAL 4C DOCKWORKERS
Closed
330	Seattle, WA Fidalgo GAC Union	Graphics Communications Union, District Council No.2, Local 747-M AFL-CIO
332	NW REED Portland(Flexoprep Union)	Graphic Communications Union Local 767 M
357	Seattle, WA Andover, Union	Graphic Communications District Council No. 2, Local 747-M, AFL-CIO
429	Oakland, CA	Graphic Communications Conference, IBT, Local 388-M

*Bargaining unit has agreed to be covered by the Automatic contribution provisions of Sections 2.2(b) and (c) hereof.

Schedule C-1